                             SUBLEASE AND LEASE AGREEMENT



                                       Landlord
                                 TMT Associates, LLC


                                        Tenant
                              Inhale Therapeutic Systems



                               DATED:  October 2, 1996




                                 1515 Industrial Way
                                 Belmont, California

                                    LEASE SUMMARY

Parties:

          Landlord: TMT Associates, LLC.

          Tenant:   Inhale Therapeutic Systems.

Premises:           A portion of the building located at 1515 Industrial Way,
                    Belmont, California.

Floor Area:         Initially approximately 121,390 square feet, to be increased and confirmed in accordance with the provisions of Paragraph 1.

Commencement
Date:               The date of this Sublease and Lease Agreement.

Expiration Date:    Fifteen (15) years following the last day of the calendar
                    month which includes the Rent Commencement Date (as defined in Paragraph 2.2 below).

Scheduled Rent
Commencement
Date: To be determined in accordance with the provisions of Paragraph 2.

Rent: Initial Base Rent of approximately $40, 300.00 per month, to be confirmed in accordance with the provisions of Paragraph 1 and increased in accordance with the provisions of Paragraph 3.


Security Deposit:   $80,600.00

Tenant's Share of Building:   Initially 54%, to be increased and confirmed
pursuant to the provisions of Paragraph 1.

Options to Extend: Three (3) options to extend the term for periods of five (5) years each.

                                  TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
1. Initial Sublease; Premises; Option to Expand; Right of First Refusal. . . . . . .1

2. Term and Delivery of Possession . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.1 Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.2 Rent Commencement Date. . . . . . . . . . . . . . . . . . . . . . . . . . .5

3. Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.1 Initial Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     3.2 Rental Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.3 Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.4 Late Payment Charge . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

4. Security Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

5. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.1 Tenant's Personal Property. . . . . . . . . . . . . . . . . . . . . . . . 11
     5.2 Real Property Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

6. Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.1 Permitted Uses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.2 Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     6.3 Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     6.4 Restrictions on Use . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

7. Direct Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     7.1 Landlord to Maintain and Control Outside Areas. . . . . . . . . . . . . . 16
     7.2 Tenant to Pay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     7.3 Monthly Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

8. Maintenance and Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     8.1 Tenant's Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     8.2 Landlord's Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . 19

9. Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     9.1 Landlord's Consent Required . . . . . . . . . . . . . . . . . . . . . . . 19
     9.2 Plans and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     9.3 Construction Work Done by Tenant. . . . . . . . . . . . . . . . . . . . . 20
     9.4 Roof Repairs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     9.5 Title to Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     9.6 Removal of Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . 20

10. Mechanics' Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

11. Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

12. Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

13. Waiver of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                                           i


14. Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     14.1 Tenant's Liability Insurance . . . . . . . . . . . . . . . . . . . . . . 22
     14.2 Landlord's Liability Insurance . . . . . . . . . . . . . . . . . . . . . 22
     14.3 Property Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     14.4 Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     14.5 Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     14.6 Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . 24
     14.7 No Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . 24
     14.8 Impounding of Premiums . . . . . . . . . . . . . . . . . . . . . . . . . 24

15. Damage or Destruction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     15.1 Partial Damage-Insured . . . . . . . . . . . . . . . . . . . . . . . . . 25
     15.2 Partial Damage-Uninsured . . . . . . . . . . . . . . . . . . . . . . . . 25
     15.3 Total Destruction. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     15.4 Damage Near End of Term. . . . . . . . . . . . . . . . . . . . . . . . . 26
     15.5 Abatement of Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     15.6 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     15.7 Tenant's Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     15.8 Notice of Damage . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     15.9 Replacement Cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     15.10 Tenant's Cancellation Right . . . . . . . . . . . . . . . . . . . . . . 27

16. Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     16.1 Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     16.2 Total Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     16.3 Distribution of Award. . . . . . . . . . . . . . . . . . . . . . . . . . 27
     16.4 Sale Under Threat of Condemnation. . . . . . . . . . . . . . . . . . . . 27
     16.5 Temporary Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

17. Assignment and Subletting. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     17.1 Documentation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     17.2 Terms and Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     17.3 Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     17.4 Permitted Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     17.5 Landlord's Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     17.6 Encumbrances, Licenses and Concession Agreements . . . . . . . . . . . . 29

18. Default by Tenant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     18.1 Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     18.2 Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     18.3 No Relief From Forfeiture After Default. . . . . . . . . . . . . . . . . 32
     18.4 Landlord's Right to Perform Tenant's Obligations . . . . . . . . . . . . 32
     18.5 Interest on Past Due Obligations . . . . . . . . . . . . . . . . . . . . 32
     18.6 Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     18.7 Remedies Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . 32

19. Default by Landlord. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     19.1 Cure Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     19.2 Mortgagee Protection . . . . . . . . . . . . . . . . . . . . . . . . . . 33

20. Advertisements and Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

21. Entry by Landlord. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

22. Subordination, Attornment and Non-Disturbance. . . . . . . . . . . . . . . . . 33

                                           ii


     22.1 Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     22.2 Attornment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     22.3 Non-Disturbance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

23. Estoppel Certificates and Financial Statements . . . . . . . . . . . . . . . . 34

24. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

25. Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

26. No Accord and Satisfaction . . . . . . . . . . . . . . . . . . . . . . . . . . 35

27. Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

28. Surrender. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

29. Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

30. Transfer of Premises by Landlord . . . . . . . . . . . . . . . . . . . . . . . 36

31. Rules and Regulations of Building. . . . . . . . . . . . . . . . . . . . . . . 36

32. General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     32.1 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     32.2 Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     32.3 Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     32.4 California Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     32.5 Gender; Singular and Plural. . . . . . . . . . . . . . . . . . . . . . . 37
     32.6 Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     32.7 No Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     32.8 Joint and Several Liability. . . . . . . . . . . . . . . . . . . . . . . 37
     32.9 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . 37
     32.10 Rules and Regulations . . . . . . . . . . . . . . . . . . . . . . . . . 37
     32.11 Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     32.12 Memorandum of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     32.13 Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     32.14 Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     32.15 Real Estate Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . 38

33. Option(s) to Extend. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     33.1 Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     33.2  Extended Term Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . 39

34. Performance of Landlord's Work; Construction of Tenant Improvements. . . . . . 40
     34.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     34.2  Procedures and Time Schedules . . . . . . . . . . . . . . . . . . . . . 41
     34.3  Delivery of Possession. . . . . . . . . . . . . . . . . . . . . . . . . 43


EXHIBITS

Exhibit "A" - Premises/Tenant Improvements/Parking Areas
Exhibit "B" - Option Agreement
Exhibit "C" - List of Hazardous Material Reports

                             SUBLEASE AND LEASE AGREEMENT


     This Sublease and Lease Agreement (this "Lease") is made and entered into as of October 2, 1996. by and between TMT Associates, LLC, a California limited liability company, a California corporation ("Landlord"), whose address is 1515 Industrial Way, Belmont, California 94002 and Inhale Therapeutic Systems, a California corporation ("Tenant"), whose present address is 1060 E. Meadow Circle, Palo Alto, California 94303 but from and after the Rent Commencement Date (as defined below) shall be the address of the premises, which is 1515 Industrial Way, Belmont, California 94002.

     Landlord and Tenant agree to the terms, covenants and conditions of this Lease, as follows:

     1. INITIAL SUBLEASE; PREMISES; OPTION TO EXPAND; RIGHT OF FIRST REFUSAL. As of the date of this Lease, Landlord is the lessee of the Project (as defined below) as assignee of the tenant's interest under that certain Standard Industrial/Commercial Single-Tenant Lease-Net (the "Master Lease") dated November 15, 1995, by and between Landlord's predecessor in interest, KLN Precision Machining Corporation ("KLN"), and Intrinsic Ventures, Inc., W.L. Butler Investment Corporation, and Sharp Development Company (collectively, "Master Landlord"). All of the interest of the Master Landlord under the Master Lease has been assigned to Intrinsic Ventures, Inc. Landlord also holds the right to purchase the Project pursuant to the terms of, and as the assignee of the optionee's interest under, that certain Option Agreement (the "Master Option Agreement") dated November 15, 1995, by and between KLN, as optionee, and Master Landlord, as optionor. Landlord is not permitted under the Master Option Agreement to acquire title to the Project until on or after October 27, 1997. Until Landlord's acquisition of the Project pursuant to the Option Agreement, this Lease shall be a sublease by and between Landlord, as sublessor, and Tenant, as sublessee, which sublease shall be subject and subordinate to the Master Lease. The consent of the Master Landlord to this Lease is not required under the Master Lease. The terms and conditions of the Master Lease shall not be incorporated into this Lease, with the effect that the rights and obligations of Landlord and Tenant with respect to the premises shall be exclusively set forth in this Lease and the Option Agreement by and between Landlord and Tenant, as described in Paragraph 2.1 below. The following shall be conditions to Tenant's obligations under this Lease: (a) on or before November 4, 1996, the Master Landlord shall execute and deliver a non-disturbance agreement for the benefit of Tenant in a form reasonably acceptable to Tenant, (b) on or before October 26, 1996, Tenant's Board of Directors shall approve this Lease, (c) on or before October 15, 1996, Tenant shall have approved that certain report entitled Phase II Site Investigation Results prepared by Geomatrix Consultants, Inc., dated November, 1994, and (d) on or before March 1, 1997, Landlord shall complete Landlord's Work (as defined in Paragraph 34.1(a) below). In the event of a failure of any of the above conditions, Tenant shall have the right to cancel this Lease by delivery of written notice to Landlord of such cancellation on or before the date which is five (5) business days after the applicable date for satisfaction of each condition set forth above, after which date Tenant shall have no further right to cancel this Lease due to the failure of the applicable condition. Notwithstanding the condition for Tenant's benefit set forth in subparagraph (d) above, Tenant shall not be entitled to cancel this Lease due to a failure of such condition if prior to March 1, 1997, Tenant exercises it right to complete Landlord's Work set forth in Paragraph 34.2(f) below. In the event of any such cancellation the Deposit (as defined in Paragraph 4 below) shall be returned to Tenant and neither party shall have any further obligations under this Lease. Upon Landlord's acquisition of the Project pursuant to the terms of the Master Option Agreement, this Lease shall be a direct lease between Landlord and Tenant on all the terms and conditions set forth herein. Landlord will use due diligence and all commercially reasonable efforts to enforce Landlord's rights under the Master Lease to protect and give effect to all rights of Tenant under this Lease.

          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental, and upon all of the other terms, covenants and conditions set forth herein, the premises described below, which is part of a building located on a parcel of land situated in the County of San Mateo, State of California, as shown on Exhibit "A" attached hereto and more particularly described as follows:

     Parcel 2, as said parcel is delineated upon that certain Parcel Map entitled "Being all of the Lands of W.L. Butler Investment Corporation et al, as described in Instrument No. 95140475, O.R. San Mateo County Records, San Mateo County California," which Parcel Map was filed in the Office of the Recorder, County of San Mateo, State of California on June 13, 1996, in Book 69 of Maps, at Pages 26 and 27.

     The premises shall initially consist of approximately 121,390 square feet of the building, designated as Phase I on Exhibit A. Tenant shall have the option to expand the premises as provided in this Paragraph 1. Tenant may expand the premises to include the additional 23,201 square feet designated as Phase II on Exhibit A, by delivery of written notice of exercise of its option to expand the premises by the date which is six (6) months prior to the date Tenant desires to occupy the Phase II space for the purpose of installation and construction of Tenant's desired improvements to such space, which shall be at Tenant's sole cost. In the event of such exercise, the Phase II space shall be delivered to Tenant by Landlord as soon as possible, but not later than the date which is six (6) months following Landlord's receipt of Tenant's exercise of its expansion option. Landlord shall deliver the expansion space in a broom clean condition, with all Hazardous Materials (as defined in Paragraph 6.3(a) below) and all of Landlord's personal property and equipment removed, provided that Landlord shall not have any obligation to demolish or remove any partitions, building operating systems or similar improvements installed in such space (such condition hereinafter referred to as the "Vacant Condition"). The Phase II space shall be added to the premises for all purposes of this Lease, including, but not limited to, the payment of Base Rent pursuant to Paragraph 3.1 below, effective as of the date which is the earlier of: (i) six (6) months after Landlord's delivery of the Phase II space in Vacant Condition, or (ii) the date Tenant first commences use of the Phase II space. Tenant's early entry into the Phase II space for the purpose of constructing improvements shall be subject to the following conditions: (a) Tenant shall cause the insurance policies which Tenant is required to maintain under Paragraph 14 below to be applicable to Tenant's activities in the expansion space prior to its inclusion in the premises, and (b) the provisions of Paragraphs 9, 10, 11, 12 and 13 below shall be applicable to Tenant's entry into and activities in the expansion space prior to its inclusion in the premises. The terms and conditions applicable to Tenant's entry into the expansion space set forth in the immediately preceding sentence shall be referred to herein as the "Early Entry Conditions". Unless Tenant has previously exercised such option with the effect that the Phase II space is already included within the premises, the Phase II space shall be added to the premises for all purposes of this Lease effective as of the first (1st) day of the fourth (4th) year of the term of the Lease. Upon or following the inclusion of the Phase II space in the premises, Tenant shall have an additional option to expand the premises to include the 24,066 square feet designated as Phase III on Exhibit A, by delivery of written notice of such exercise by the date which is twenty-four (24) months prior to the date Tenant desires to occupy the Phase III space for the purpose of installation and construction of Tenant's desired improvements to such space, which shall be at Tenant's sole cost and shall be on the Early Entry Conditions. In the event of such exercise, the Phase III space shall be delivered by Landlord to Tenant in Vacant Condition not later than the date which is twenty-four (24) months following Landlord's receipt of Tenant's exercise of its expansion option. If requested by Tenant, Landlord shall use reasonable efforts to vacate the Phase III space prior to such date in order to accelerate the date on which the Phase III space shall be added to the premises for all purposes of this Lease. Unless Tenant has requested such acceleration, Tenant shall have no obligation to accept delivery of the Phase III space prior to the date which is eighteen (18) months after the date of delivery of Tenant's expansion notice for the Phase III space. The Phase III space shall be added to the premises for all purposes of this Lease as of the date which is the earlier of: (i) six (6) months after Landlord's delivery of the Phase III space to Tenant in Vacant Condition, or (ii) the date Tenant first commences use of the Phase III space. If the second option to expand has been exercised by Tenant, then Tenant shall have the additional right to expand the premises to include the 56,231 square feet designated as Phase IV on Exhibit A, by delivery of written notice of such exercise to Landlord not sooner than the date which is thirty-six (36) months after the Commencement
Date and on or before the date which is twenty-four (24) months prior to the date Tenant desires to occupy the Phase IV space for the purpose of installation and construction of Tenant's desired improvements to such space, which shall be at Tenant's sole cost and shall be on the Early Entry
Conditions. In the event of such exercise, the Phase IV space shall be delivered by Landlord to Tenant in Vacant Condition not later than the date which is twenty-four (24) months following Landlord's receipt of Tenant's exercise of its expansion option. If requested by Tenant, Landlord shall use reasonable efforts to vacate the Phase IV space prior to such date in order to accelerate the date on which the Phase IV space shall be added to the premises for all purposes of this Lease. Unless Tenant has requested such acceleration, Tenant shall have no obligation to accept delivery of the Phase
IV space prior to the date which is eighteen (18) months after the date of delivery of Tenant's expansion notice for the Phase IV space. The Phase IV space shall be added to the premises for all purposes of this Lease as of the date which is the earlier of: (i) six (6) months after Landlord's delivery of the Phase IV space to Tenant in Vacant Condition, or (ii) the date Tenant first commences use of the Phase IV space. Notwithstanding anything to the contrary set forth above, Tenant shall deliver any exercise of its options to expand on or before the date which is six (6) years following the Commencement Date, after which date Tenant shall have no further right to expand the premises. The size of the premises, and the applicable dates upon which expansion is effected, are summarized in the chart below.


APPLICABLE DATE                      SIZE OF PREMISES            TENANT'S SHARE OF BUILDING
---------------                ----------------------------      --------------------------
Upon Commencement Date              121,390 square feet,                  53.98%
                                  designated as Phase I on
                                         Exhibit A

Six (6) months following the   144,591 square feet, additional            64.29%
earlier of delivery or use,     23,201 square feet designated
 but not later than year 4        as Phase II on Exhibit A

Six (6) months following the   168,657 square feet, additional               75%
earlier of delivery or use      24,066 square feet designated
                                  as Phase III on Exhibit A

Six (6) months following the   224,888 square feet, additional              100%
 earlier of delivery or use     56,231 square feet designated
                                  as Phase IV on Exhibit A

     Commencing the first (1st) day of the seventh (7th) year of the term of this Lease, at which date Tenant shall have no further option to expand the premises as set forth above in this Paragraph 1, Tenant shall have the right of first refusal to lease any portion of the Building (as defined below) which is not then leased by Tenant on the terms set forth in this Paragraph 1 below. In the event Landlord intends to lease any remaining space in the Building to a third party, Landlord shall deliver to Tenant a copy of the written offer received from such third party regarding the terms and conditions on which such third party is willing to lease space in the Building. Tenant shall have ten
(10) business days from receipt of the copy of the third party offer to advise Landlord in writing whether Tenant elects to exercise its right of first refusal with respect to that portion of the Building which is the subject of the third party offer (the "First Right Space"). Tenant shall have the right to add the First Right Space to the premises for all purposes of this Lease, at the Base Rent then payable by Tenant under this Lease, for the balance of the initial term of this Lease. Tenant shall not have the right to match the terms and conditions of the third party offer. In the event Tenant elects to exercise the right of first refusal described above, Landlord and Tenant shall execute an appropriate amendment to this Lease which adds the First Right Space to the premises for all purposes of this Lease with an effective date of the earlier of: (i) six (6) months after Tenant's election to exercise the first right of refusal, or (ii) the date Tenant first commences use of the First Right Space. During the period following Tenant's exercise of its right of first refusal until the addition of the First Right Space to the premises, Tenant shall be permitted to enter the First Right Space for the purpose of commencing Tenant's desired improvements thereto, which entry shall be on the Early Entry Conditions. In the event Tenant does not elect to exercise such right, or Tenant fails to respond to Landlord in writing within the ten (10) business day period set forth above, then Landlord shall be free to lease such space to such third party for the term set forth in the offer delivered to Tenant, provided that such lease transaction is completed within four (4) months following the date Tenant receives a copy of such third party offer. In the event such lease transaction is not completed within such four (4) month period, or in the event of an increase to the proposed term of the lease with such third party, then Landlord shall again offer to Tenant the opportunity to lease such space in accordance with the above provisions following the expiration of the four (4) month period described above or delivery of written notice to Tenant of the proposed increased term of the lease with such third party. The right of first refusal granted to Tenant in this Paragraph 1 shall not terminate in the event Tenant elects, or is deemed to have elected, not to exercise its first right of refusal and shall remain in effect throughout the initial term of this Lease, but shall not be in effect during any extended term.

     The building described above is hereafter called the "Building."

     The portion of the Building, or the entire Building, as the case may be, leased by Landlord to Tenant is hereafter called the "premises."

     The parcel of land described above, together with the Building and all other improvements now or hereafter located thereon, is hereafter called the "Project."

     The portion of the parcel of land described above not covered by the Building is hereafter called the "Outside Areas."

     "Tenant's Share" as used in this Lease means that percentage calculated by dividing the total number of square feet of leasable space in the Building into the total number of leasable square feet contained in the premises, which the parties agree initially shall be 53.98% , subject to adjustment as set forth in the table above and by the results of the measurement described below.

     Landlord and Tenant acknowledge that the size of the Building and the various Phases described above are estimates only, and that precise areas shall be determined by measurement. For the purposes of such measurement, the Building and the various Phases shall include all areas located within the perimeter drip line of the Building. Such measurement shall be conducted by a third party reasonably approved by Landlord and Tenant. The cost of such measurement shall be paid equally by Landlord and Tenant. The results of such measurement shall modify, if necessary, the Tenant's Share set forth above and the Base Rent payable under Paragraph 3.1(a) below.

     2.     TERM AND DELIVERY OF POSSESSION.

          2.1 TERM. The term of this Lease (the "Term") shall commence on the date of this Lease (the "Commencement Date"), and end on the date which is fifteen (15) years after the Rent Commencement Date (as defined in Paragraph 2.2 below), plus the number of days necessary to cause the end of the Term to fall on the last day of a calendar month (the "Expiration Date"), unless sooner terminated pursuant to the provisions hereof. Landlord and Tenant have entered into that certain Option Agreement, a copy of which is attached hereto as Exhibit B, dated October 2, 1996, by which Landlord grants to Tenant the right to purchase the Project. In the event Tenant exercises such option, the term of this Lease shall expire on the date of the close of escrow for such purchase, notwithstanding the provisions of this Paragraph
2.1 above to the contrary. Landlord shall deliver possession of the premises to Tenant on the Commencement Date.

          2.2 RENT COMMENCEMENT DATE. The date (the "Rent Commencement Date") upon which the payment of Base Rent (as defined in Paragraph 3.1 below) shall commence shall be the earlier of: (a) the date upon which Tenant substantially completes (as defined in Paragraph 34.1(e) below) its desired improvements to the premises and receives a certificate of occupancy authorizing the use and occupancy of the premises, or (b) June 1, 1997. Notwithstanding the foregoing sentence: (c) in the event Landlord shall not have completed Landlord's Work, as defined in and pursuant to Paragraph 34 below, by December 1, 1996, the Rent Commencement Date shall be extended by one (1) day for each day of delay past December 1, 1996, in the completion of Landlord's Work, and (d) the payment of Tenant Improvement

Base Rent (as defined in Paragraph 3.1(b) below) shall commence at such time as installment payments are due under the Tenant Improvement Loan (as defined in Paragraph 3.1(b) below).

     3.  RENT.

          3.1  INITIAL BASE RENT.

               (a) Upon execution of this Lease, Tenant shall pay to Landlord $40,300, which amount shall be applied to the first (1st) month for which base rent is due in accordance with the terms of this Paragraph 3.1(a) below. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord for each subsequent calendar month of the term of this Lease (excepting the first (1st) such month following the Rent Commencement Date, for which rent shall be paid by the application of the payment described above), monthly base rent (hereafter called "Base Rent"), in installments as follows:

Applicable Period of Lease Term (inclusive),
             commencing upon
         Rent Commencement Date                 Monthly Base Rent
         ----------------------                 -----------------

Months 1 - 6                                       $40,300.00

Months 7 -12                                       $59,150.00

Years 2 and 3                    .65/square foot/month multiplied by the area of
                                          the premises per Paragraph 1

Year 4                                       .70/square foot/month
                                      multiplied by the area of the premises
                                                 per Paragraph 1

Year 5                                       .75/square foot/month
                                      multiplied by the area of the premises
                                                 per Paragraph 1

Years 6 and 7                                .80/square foot/month
                                      multiplied by the area of the premises
                                                 per Paragraph 1

Years 8 and 9                                .85/square foot/month
                                      multiplied by the area of the premises
                                                 per Paragraph 1

Years 10 and 11                              .90/square foot/month
                                      multiplied by the area of the premises
                                                 per Paragraph 1

Years 12 and 13                              .95/square foot/month
                                      multiplied by the area of the premises
                                                 per Paragraph 1

Years 14 and 15                             1.00/square foot/month
                                      multiplied by the area of the premises
                                                 per Paragraph 1

Base Rent shall be subject to adjustment from time to time as set forth in Paragraph 3.2. At such time as the premises is expanded pursuant to the provisions of Paragraph 1 above, the Base Rent for the additional space added to the premises shall be the greater of: (i) the Base Rent rate in effect as of the date of inclusion of such additional space in the premises, as determined in accordance with the above schedule, or (ii) the Base Rent then in effect for the existing premises immediately prior to such inclusion, after giving effect to any adjustments required by Paragraph 3.2(a) below.

               (b) Landlord and Tenant intend that Landlord shall fund a portion of the costs of the Tenant Improvements by payment of the Tenant's Improvement Allowance (as such terms are defined in Paragraph 34 below) in the amount of Five Million Dollars ($5,000,000). Subject to the provisions of this Paragraph 3.1(b) below, Landlord shall borrow the funds required to pay the Tenant's Improvement Allowance under a loan
(the "Tenant Improvement Loan") from a third party to be secured by Landlord's interest in the Project. In addition to the amount of Base Rent payable pursuant to the provisions of Paragraph 3.1(a) above, Base Rent shall also include a monthly amount (the "Tenant Improvement Base Rent") determined by amortizing the principal balance of the Tenant Improvement Loan over the period of amortization utilized to determine monthly payments under such loan, at the interest rate payable by Landlord under the Tenant Improvement Loan, plus two percent (2%) per annum. Landlord shall use its reasonable best efforts and due diligence to obtain the Tenant Improvement Loan in a timely manner in order to permit Landlord to contribute to the costs of constructing the Tenant Improvements as such costs are incurred in the time periods contemplated by this Lease. Tenant shall pay all reasonable costs and expenses incurred by Landlord to secure the Tenant Improvement Loan, including without limitation all lender's fees, points, legal fees, title insurance premiums and similar customary charges required in connection therewith. Notwithstanding the immediately preceding sentence, in the event Landlord combines the Tenant Improvement Loan with any additional financing which Landlord desires to secure by the Project, then Tenant shall be obligated to pay only that percentage of the above described costs which is equal to the percentage determined by dividing the principal amount of the Tenant Improvement Loan by the total principal amount of the combined loan.
At such time as Landlord has received from such third party lender written terms and conditions of the proposed Tenant Improvement Loan, Landlord shall provide Tenant with a copy of the document or correspondence which sets forth such terms and conditions. Tenant shall have a period of five (5) business days in which to advise Landlord whether Tenant desires Landlord to proceed with the Tenant Improvement Loan, or whether Tenant elects not to cause Landlord to proceed with the Tenant Improvement Loan. In the event that Landlord, despite the exercise of due diligence and reasonable best efforts to obtain the Tenant Improvement Loan, is unable to obtain such loan, or if Tenant elects not to proceed with such loan, Tenant shall fund the amount of the Tenant's Improvement Allowance directly, no Tenant Improvement Base Rent shall be payable by Tenant under this Paragraph 3.1(b), and the provisions of Paragraph 3.2(b) below shall apply. Landlord shall use due diligence and reasonable best efforts to include in the terms of the Tenant Improvement
Loan a prepayment right on the most favorable terms possible to the borrower under such loan. Subject to the provisions of Paragraph 34.2(g) below, Tenant shall have the right to cause Landlord to exercise such prepayment privilege in accordance with the terms of the Tenant Improvement Loan, on the condition that Tenant shall pay any prepayment premium, penalty or similar charge and all other costs and expenses incurred in connection with prepayment of the Tenant Improvement Loan. In the event of such prepayment by Tenant, or upon the full repayment of the Tenant Improvement Loan, that portion of the Base Rent which is Tenant Improvement Base Rent shall terminate and shall be deleted from the monthly installment of Base Rent payable by Tenant under this Lease.

               (c) In consideration of Landlord's obligations under this Lease, Tenant shall issue to Landlord, or directly to the members of Landlord as Landlord shall designate, within thirty (30) days of the date of this Lease, a warrant to purchase Tenant's common stock at the closing price for such shares on the Commencement Date, which warrant shall be applicable to twenty thousand (20,000) shares of Tenant's common stock. Tenant shall prepare the required agreement regarding issuance of the warrant and take all necessary actions to issue such warrant in compliance with federal and state securities laws. The agreement regarding issuance of such warrant by Tenant to Landlord or Landlord's designee shall be in a form reasonably acceptable to Landlord and shall include provisions that the closing of the Tenant Improvement Loan and the disbursement of the proceeds thereof to Tenant in accordance with the terms of this Lease shall be a condition to the exercise of such warrant. Notwithstanding the above, such agreement shall also provide that the warrant may be exercised by Landlord in the event Tenant exercises its option to cause Landlord not to procure the Tenant Improvement Loan as set forth in Paragraph

3.1(b) above, on the condition that Landlord has made available to Tenant for its review a loan commitment from a third party lender not affiliated with Landlord, and in which Landlord has no economic interest, for a loan on the following terms and conditions: (i) the interest rate payable under such loan shall be ten percent (10%) per annum or less, (ii) the period of amortization of such loan for the purposes of calculating installment payments thereunder shall be fifteen (15) years or longer, and (iii) the term of the loan shall be seven (7) years or longer. If Landlord is able to produce a loan commitment on the terms and conditions described above from a lender meeting the qualifications described above, then Tenant shall be obligated to issue the warrant and Landlord shall be entitled to exercise the same in accordance with this Paragraph 3.1(c), notwithstanding Tenant's election not to close the Tenant Improvement Loan.

          3.2  RENTAL ADJUSTMENT.

               (a) The monthly Base Rent payable hereunder may be adjusted as of each anniversary of the Rent Commencement Date (each such date herein called a "Rental Adjustment Date") during the term of this Lease to reflect certain changes in the cost of living as provided below. The adjustment or adjustments, if any, shall be calculated upon the basis of the United States Department of Labor, Bureau of Labor Statistics CONSUMER PRICE INDEX FOR ALL URBAN CONSUMERS, FOR SAN FRANCISCO-OAKLAND-SAN JOSE (1982-84=100), hereafter referred to as the "Index". No adjustment to the Base Rent set forth in Paragraph 3.1 above shall be made under this Paragraph 3.2 unless the Index increases by an amount greater than eight percent (8%) in any year of the term of the Lease, each such year commencing upon an anniversary of the Rent Commencement Date. In the event of any such increase in the Index, one-half (1/2) of the amount of the percentage increase in the Index in excess of eight percent (8%) shall be added to the Base Rent then in effect. For example, if in any year of the term of the Lease the Index increases ten percent (10%), then the Base Rent shall be increased by one percent (1%) of the amount of Base Rent then in effect, such percentage increase representing one-half (1/2) of the annual increase in the Index in excess of eight percent (8%). In no event shall the monthly Base Rent be reduced on any Rental Adjustment Date. An increase in Base Rent resulting from the application of this Paragraph 3.2(a) shall be deemed to modify the provisions of Paragraph
3.1 above, and any scheduled increases in Base Rent set forth in Paragraph 3.1 shall be added to the modified Base Rent determined in accordance with the provisions of this Paragraph 3.2(a). When and if the Base Rent is determined upon the Rental Adjustment Date, Landlord shall give Tenant written notice to that effect indicating how the new Base Rent figure was computed in accordance with this paragraph. If the Index does not exist on any Rental Adjustment Date in the same format as referred to in this paragraph, Landlord and Tenant shall jointly select in lieu thereof an index reasonably comparable to the Index referred to above which is then published by the Bureau of Labor Statistics, or by a successor or similar governmental agency, or, if no governmental agency then publishes an index, Landlord and Tenant shall jointly select any commonly accepted index designed to reflect changes in the cost of living which is published by a reputable private organization.

               (b) In the event that Landlord, despite the exercise of due diligence and reasonable best efforts to obtain the Tenant Improvement Loan, is unable to obtain such loan on or before the date which is one (1) year from the Rent Commencement Date, or if Tenant elects not to cause Landlord to complete the Tenant Improvement Loan as set forth in Paragraph 3.1(b) above, then: (i) the Base Rent shall not include Tenant Improvement Base Rent determined in accordance with Paragraph 3.1(b) above, and (ii) the Base Rent payable under Paragraph 3.1(a) above shall be reduced in accordance with the provisions of this Paragraph 3.2(b). Commencing upon the thirteenth (13th) month following the Rent Commencement Date, the Base Rent shall be reduced by Thirty Thousand Twenty-Eight Dollars and Fifty-Four Cents ($30,028.54) each month for a total of eighteen (18) consecutive months. The parties agree such amount is determined by amortizing the principal amount of Five Hundred
Thousand Dollars ($500,000) at an interest rate of ten percent (10%) per annum over a period of eighteen (18) months. Landlord shall have the right, at any time during such eighteen (18) month period, to prepay the remaining principal balance of the original Five Hundred Thousand Dollar ($500,000) obligation without premium or penalty. Such prepayment amount shall be determined by calculating the then outstanding balance of principal utilizing the amortization criteria set forth above. Following such eighteen (18) month period, the Base Rent shall be fully payable in accordance with the provisions of this Lease. The reduction in Base Rent described above shall have no effect upon the rent escalations set forth in Paragraphs 3.1(a) and 3.2(a) above, and the deduction required by this Paragraph 3.2(b)(ii) shall be subtracted from the Base Rent as adjusted pursuant to such paragraphs.

          3.3 MANNER OF PAYMENT. Tenant shall pay to Landlord the rent calculated as set forth above without deduction, offset, or abatement, and without prior notice or demand, in advance on the first day of each calendar month of the term of this Lease following the Rent Commencement Date. Rent shall be payable in lawful money of the United States to Landlord at the address stated in the preamble paragraph to this Lease or to such other places as Landlord may from time to time designate in writing. Tenant's obligation to pay rent for any partial month shall be prorated on the basis of a thirty (30) day month.

          3.4 LATE PAYMENT CHARGE. If any installment of rent or any other sum due from Tenant is not received by Landlord within five (5) business days after the due date, Tenant shall pay to Landlord an additional sum equal to five percent (5) of the amount overdue as a late charge. Such late charge shall be added to the installment of rent due but unpaid and such sum shall bear interest from the date the installment of rent was due until paid at the rate specified in Paragraph 18.5 below. The amount of the late charge shall represent liquidated damages for, and a reasonable estimate of, Landlord's administrative costs of collection, the exact amount of which would be extremely difficult or impractical to fix. Landlord's acceptance of such late charge shall not excuse any default by Tenant hereunder, and shall not preclude Landlord from pursuing any other rights and remedies it may have relating to such default.

     4. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord in cash the sum of Eighty Thousand Six Hundred Dollars ($80,600.00) (the "Deposit") as security for the faithful performance by Tenant of all of its obligations hereunder. If Tenant fails to pay rent or any other sums due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of the Deposit for the payment of any rent or other sum in default, or to compensate Landlord for the payment of any other sum which Landlord may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any expenditures, loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall, within ten (10) days after written demand therefor, deposit with Landlord an amount in cash sufficient to restore the Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Deposit separate from its general funds. The Deposit, less any portion thereof which Landlord is entitled to retain, shall be returned, without payment of interest, to Tenant (or to the last assignee, if any, of Tenant's interest hereunder) within thirty (30) days after the later of the expiration of the term hereof, or the date on which Tenant vacates the premises. Landlord and Tenant acknowledge and agree that Landlord shall be the borrower under the Tenant Improvement Loan, but that Tenant shall be responsible for the payment of all costs which arise in connection with the Tenant Improvement Loan and for the repayment of the Tenant Improvement Loan. In the event that Tenant's cash and cash equivalents shall at any time during the Term or any Extended Term of this Lease be less than Ten Million Dollars ($10,000,000), Tenant shall deposit with Landlord, as a supplement to the Deposit, an amount equal to the lesser of : (a) six (6) monthly installments actually payable by Landlord under the Tenant Improvement Loan at such time, or (b) the total amount of remaining payments under the Tenant Improvement Loan. Such supplemental amount shall be added to the Deposit and subject to all the terms of this Paragraph 4 above. On each anniversary of the Rent Commencement Date, or upon ten (10) days prior written notice from Landlord, an appropriate officer of Tenant shall certify to Landlord under the penalty of perjury that Tenant's cash and cash equivalents are equal to or in excess of Ten Million Dollars ($10,000,000). If such certification cannot be given to Landlord, then Tenant shall deliver to Landlord the additional payments described above. In the event Tenant is required under this Paragraph 4 to make the additional deposit described above, and thereafter Tenant's cash and cash equivalents are equal to or in excess of Ten Million Dollars ($10,000,000), then upon certification of such fact by an appropriate officer of Tenant under the penalty of perjury, Landlord shall promptly return to Tenant the amount of the additional deposit previously made by Tenant under this Paragraph 4. Such additional deposit may subsequently be required if the Tenant Improvement Loan has not been repaid and Tenant's cash and cash equivalents at any time during the Term or any Extended Term of this Lease are less than Ten Million Dollars ($10,000,000).

     5.   TAXES.

          5.1 TENANT'S PERSONAL PROPERTY. Tenant shall pay directly to the charging authority prior to delinquency all taxes assessed against and levied upon Tenant's leasehold improvements, trade fixtures, furnishings, equipment and all other personal property and merchandise of Tenant situated in or about the premises.

          5.2  REAL PROPERTY TAXES.

               (a) Tenant shall pay to Landlord Tenant's Share of all Real Property Taxes (as hereafter defined) levied with respect to the Project. Tenant shall pay to Landlord all Real Property Taxes on or before the later of (1) ten (10) days prior to delinquency thereof, or (2) ten (10) days after the date on which Tenant receives a copy of the tax bill or other reasonable evidence of the amount of Real Property Taxes due and payable by Tenant hereunder.

               (b)  The term "Real Property Taxes" as used herein shall mean
(i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay for any general or special assessments for public improvements, services, or benefits and any increases resulting from reassessments caused by any change in ownership, new construction, or change in valuation), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against or with respect to (a) the value, occupancy or use of the Project (as now constructed or as may at any time hereinafter be constructed, altered, or otherwise changed), (b)the fixtures, equipment, and other real or personal property of Landlord that are an integral part of the Project, (c) the gross receipts, income, and rentals from the Project, or (d) the use of the Outside Areas, public utilities, or energy within the Project; (ii) all charges, levies or fees imposed by reason of environmental regulation of Tenant's business, such as Hazardous Materials storage fees for Tenant's Hazardous Materials, but not including any charges, levies or fees relating to the remediation or investigation of soil or groundwater or any other environmental response costs (except to the extent such items are caused by Tenant's use of Hazardous Materials); and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Taxes and in negotiating with public authorities as to any Real Property Taxes. If at any time during the lease term the taxation or assessment of the Project prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any

Real Property Taxes described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, use or occupancy of the Project, (ii) on or measured by the gross receipts, income, or rentals from the Project, or on Landlord's business of leasing the Project, or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of the Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources, or any tax, lien or charge imposed upon or assessed against the Project as a result of any Hazardous Material (as defined in Paragraph 6.3(a) below) condition on or about the Project, except to the extent such condition results from Hazardous Materials brought onto the Project by, or at the direction of, Tenant or Tenant's employees, agents, contractors, invitees or subtenants.

               (c) Tenant's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Lease term at the commencement or expiration of the term.

               (d) If Landlord's lender requires Landlord to pay any or all Real Property Taxes into an impound account on a periodic basis during the term of this Lease, Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under Paragraph
5.2 to Landlord on a periodic basis in accordance with the lender's requirements.

               (e) Tenant, at its cost, shall have the right at any time to seek a reduction in or otherwise contest any taxes for which it is obligated to reimburse Landlord pursuant to this Paragraph 5, by action or proceeding against the entity with authority to assess or impose the same. Landlord shall not be required to join in any proceeding or action brought by Tenant unless the provisions of applicable law require that such proceeding or action be brought by or in the name of Landlord, in which event Landlord shall join in such proceeding or action or permit it to be brought in Landlord's name, provided that Tenant shall pay all costs arising in connection therewith and shall protect, indemnify, and hold Landlord free and harmless from and against any liability, cost or expense in connection with such proceeding or consent.
Tenant shall continue, during the pendency of such proceeding or action, to pay the taxes due as determined by Landlord pursuant to this Paragraph 5. If Tenant is successful in such action or proceeding, Landlord shall reimburse to Tenant Tenant's Share of the reduction in taxes realized by Tenant in such contest or proceeding within ten (10) days after the amount of any refund has been received by Landlord.

     6.   USE.

          6.1 PERMITTED USES. The premises shall be used and occupied only for the following purposes: office, research and development, pharmaceutical manufacturing and warehousing, and other legal uses related to the uses described above, and for no other use or purpose. Landlord does not make any warranty to Tenant regarding the suitability of the premises, or the suitability of the Building electrical and other systems servicing the premises, for Tenant's intended use thereof, and this Lease shall not be construed to imply any such warranty.

          6.2  COMPLIANCE WITH LAW.

               (a) Landlord shall complete Landlord's Work (as defined in Paragraph 34.1(a))in accordance with all applicable building codes and other applicable law and regulations.

               (b) Except as provided in Paragraph 6.2(a), Tenant shall accept possession of the premises "as is" in their condition existing as of the date of completion of Landlord's Work and Tenant acknowledges that neither Landlord nor its agents has made any representations to Tenant regarding the condition of the premises. Landlord shall have no obligation to make any alterations, improvements, or repairs to the premises unless otherwise expressly required in this Lease. Tenant acknowledges that its possession and use of the premises is subject to all applicable laws, ordinances, codes, rules, orders, directions and regulations of lawful governmental authority regulating the use or occupancy of the premises, and all matters disclosed by any exhibits attached hereto (collectively called "regulations"). Tenant, at Tenant's sole expense, shall promptly comply with all such regulations as may now or hereafter be in effect relating to or affecting the condition, use or occupancy of the premises, except that Tenant shall not be required to make changes to structural elements of the premises except to the extent the requirement to make such changes results from Tenant's improvements to or particular use of the premises.

          6.3  HAZARDOUS MATERIALS.

               (a) As used herein, "Hazardous Materials" means any substance or material which is now or hereafter regulated by any local, state or federal governmental entity due to its dangerous, hazardous, toxic, flammable or corrosive characteristics.

               (b) Tenant shall not cause or permit any Hazardous Materials to be released from or about the Project, including, without limitation, releases into the groundwater, soils or air underlying, adjacent to or in the vicinity of the Project. Tenant's use of Hazardous Materials in full compliance with: (i) validly issued governmental permits or authorizations, or (ii) applicable laws, regulations or ordinances shall not violate the prohibition of the immediately preceding sentence. Tenant shall, prior to the execution hereof, advise Landlord, after reasonable investigation, whether any of the Hazardous Materials Tenant anticipates using in the premises are of the kind described as currently present on or about the Project in the environmental reports delivered to Tenant by Landlord pursuant to Paragraph 6.3(e) below. On or about each anniversary of the Commencement Date, Tenant shall also provide Landlord with an updated written report setting forth any additional Hazardous Materials which Tenant uses or stores on the Project. The notification obligations set forth in the immediately preceding sentence shall not apply to Tenant's use of typical office products or occasional use of de minimis amounts of Hazardous Materials, but shall include Hazardous Materials Tenant intends to regularly use in its operations on the premises.

               (c) Tenant, at its sole expense shall comply with all applicable governmental rules, regulations, codes, ordinances, statutes, directives and other requirements (collectively, "Laws") respecting Hazardous Materials brought on the Project by, or at the direction of, Tenant or Tenant's employees, agents, contractors, invitees or subtenants. Tenant, at its sole cost, shall perform all investigations, clean-up and other response actions which may be required of Tenant by any governmental authority in, on, or about the Project resulting from Hazardous Materials brought on the Project by, or at the direction of, Tenant or Tenant's employees, agents, contractors, invitees or subtenants.

               (d) Tenant shall indemnify, protect, defend (by legal counsel subject to Landlord's approval, which shall not unreasonably be withheld) and hold harmless Landlord from and against all costs (including, but not limited to, environmental response costs), expenses, claims, judgments, losses, damages, demands, liabilities, causes of action, governmental directives, proceedings or hearings, including Landlord's attorneys and experts' fees and costs, relating to or arising in connection with the use, handling, generation, storage, transportation, release or disposal of Hazardous Materials brought on the Project by, or at the direction of, Tenant or Tenant's employees, agents, contractors, invitees or subtenants and/or relating to the breach of any of Tenant's obligations under this Paragraph 6.3. Tenant shall reimburse Landlord for (i) losses in or reductions to rental income, (ii) all costs of clean-up or other alterations to the premises, the Building or the Project, and (iii) any diminution in the fair market value of the Project caused by Tenant's use, handling, generation, storage, transportation, release or disposal of Hazardous Materials brought on the Project by, or at the direction of, Tenant or Tenant's employees, agents, contractors, invitees or subtenants. The indemnity obligations of Tenant set forth in Paragraph 6.3(d) shall control and supersede any other indemnity obligations set forth in this Lease with respect to the use of Hazardous Materials by Tenant, or its agents, contractors or invitees.

               (e) Landlord and Tenant acknowledge that certain Hazardous Materials are present on or about the premises as set forth in written reports delivered by Landlord to Tenant prior to the execution of this Lease, which reports are described on Exhibit C attached hereto. The parties further acknowledge that General Instrument Corporation, a Delaware corporation ("General Instrument"), is undertaking certain remediation of Hazardous Materials in the vicinity of the premises pursuant to the requirements of governmental agencies and the terms of that certain Environmental Undertakings and Indemnity (the "Indemnity") dated December 1, 1995, by and between General Instrument and Master Landlord. Landlord and Tenant acknowledge that the Indemnity provides General Instrument shall indemnify, defend and hold harmless any person who acquires any portion of the premises, including such acquiring parties' lessees, from certain costs related to Hazardous Materials. Landlord and Tenant further acknowledge their mutual intent that each party shall be a direct beneficiary of the Indemnity. Landlord and Tenant have jointly determined to seek certain clarifications from General Instrument regarding the status of third party beneficiaries under the Indemnity. Landlord shall use due diligence and reasonable efforts to obtain such clarifications in a form reasonably acceptable to Tenant on or before December 1, 1996. A copy of the Indemnity has been provided by Landlord to Tenant prior to the execution of this Lease, and Tenant acknowledges receipt and review of the Indemnity. Landlord makes no representation regarding the enforceability or efficacy of the Indemnity, and any reliance thereon by Tenant shall be at Tenant's sole discretion and risk. Tenant acknowledges and agrees that General Instrument's performance of the remediation and monitoring of Hazardous Materials in the vicinity of the premises will require General Instrument to have access to certain locations in the Outside Areas. Tenant hereby grants such access to General Instrument and its consultants and contractors to perform necessary remediation and monitoring of Hazardous Materials in the vicinity of the premises in accordance with requirements of all governmental agencies with applicable jurisdiction, provided that General Instrument and its consultants and contractors shall use due diligence to exercise such rights in a manner which shall not unreasonably interfere with Tenant's use of the premises. Landlord and Tenant shall each immediately notify the other in writing upon becoming aware of any other environmental investigation, clean-up or other environmental response action or any claim or action requested, demanded, instituted or to be instituted by any person, including but not limited to a governmental entity, relating to any release or migration of Hazardous Materials on, in, beneath, or adjacent to the Project.

               (f) Landlord shall have the right, but not the obligation, in its sole discretion, to conduct any Hazardous Materials inspections of the premises, the Building or the Project. Except in the event of an emergency situation, Landlord shall give Tenant forty-eight (48) hours advance notice of any such inspection and such inspection shall be conducted during normal business hours. When conducting any such inspections, Landlord shall avoid unreasonably disrupting Tenant's activities. Tenant shall provide Landlord with reasonable cooperation to facilitate any such inspection by Landlord, its agents or representatives. Tenant shall not conduct any Hazardous Materials investigation on or about the Project which includes any form of drilling or subsurface penetration or any structural modifications without the prior written consent of Landlord, which shall not be unreasonably withheld.

               (g) Under no circumstances shall Tenant install, temporarily or permanently, any underground or below-floor tanks, sumps or floor drains relating to the use, storage or disposal of Hazardous Materials, without Landlord's prior written approval, which shall not be unreasonably withheld, which should not be unreasonably withheld.

               (h) Upon either (i) the expiration or earlier termination of the Lease term, or (ii) Landlord's reasonable determination, after consultation with Landlord's environmental consultant, that Tenant may have released Hazardous Materials on or about the Project, Tenant, at Tenant's sole cost, shall engage the services of a qualified environmental engineering firm reasonably acceptable to Landlord to determine whether any Hazardous Materials have been released by Tenant on or about the Project. The manner and scope of such examination shall be reasonably approved by both Tenant and Landlord. If any Hazardous Materials contamination is discovered on or about the Project which has been caused by Tenant, Tenant shall undertake all investigative and remedial action required to remediate any contamination by Hazardous Materials caused by Tenant, or its agents, contractors or invitees in a manner reasonably satisfactory to Landlord and any governmental agency with jurisdiction over the Project. Tenant agrees that it shall be reasonable for Landlord to withhold its approval of any investigative or remedial actions undertaken by Tenant unless such actions are completed by Tenant with the effect that Landlord shall not be subject to any losses, costs or further liabilities with respect to any Hazardous Materials contamination which was caused by Tenant.

               (i) Landlord shall indemnify, protect, defend (by legal counsel subject to Tenant's approval, which shall not unreasonably be withheld) and hold harmless Tenant from and against all costs (including, but not limited to, environmental response costs), expenses, claims, judgments, losses, damages, demands, liabilities, causes of action, governmental directives, proceedings or hearings, including Tenant's attorneys and experts' fees and costs, relating to or arising in connection with: (i) the use, handling, generation, storage, transportation, release or disposal of Hazardous Materials by Landlord, its employees, agents, invitees or contractors, on, in, beneath, about or from the Project, and/or relating to the breach of any of Landlord's obligations under this Paragraph 6.3, and (ii) the release, migration or disposal of Hazardous Materials on, in, beneath, about or from the Project which results from the acts or omissions of any third party, which occurs prior to or during the Term or any Extended Term of this Lease ("Claims"). The indemnification obligations of Landlord set forth in the immediately preceding sentence shall: (iii) terminate with respect to costs of defense upon Landlord's expenditure of One Million Dollars ($1,000,000) in connection with Landlord's performance of such obligations, and shall terminate with respect to the remaining indemnification obligations upon Landlord's expenditure of Two Million Five Hundred Thousand Dollars ($2,500,000) in connection with Landlord's performance of such obligations, (iv) not require Landlord to expend in excess of Fifty Thousand Dollars ($50,000) in any calendar month in connection with the performance of such obligations (although obligations in excess of Fifty Thousand Dollars ($50,000) per month shall be paid to Tenant in subsequent months with interest at the rate of ten percent (10%) per annum, until such obligations are satisfied or until the limits in the prior clause are exceeded, which ever comes first), (v) not be binding on any independent third party lender of Landlord, in which Landlord has no economic interest, under a loan secured by Landlord's interest in the Project, in the event such third party lender acquires Landlord's interest in the Project through exercise of such Lender's loan remedies or receipt of a deed in lieu of exercise of such remedies, and (vi) be applicable only to Hazardous Materials conditions on or about the Project which originate or occur prior to or during the period of ownership of the Project by the individuals or entities which then comprise Landlord. Landlord shall be entitled to retain legal counsel (subject to Tenant's approval, not to be unreasonably withheld) to jointly defend Landlord and Tenant from any Claim, so long as Landlord has acknowledged its obligation to indemnify Tenant without any reservation of rights, and if Tenant desires separate representation in connection with the defense of such Claim, the cost of such defense shall be paid by Tenant. Notwithstanding the provisions of this Paragraph 6.3(i) above to the contrary, Landlord's indemnification obligations set forth above shall be reduced: (vii) to the extent Landlord is prejudice or damaged by any failure of Tenant to perform its notification obligations regarding Tenant's use of Hazardous Materials set forth in Paragraph 6.3(b) above, and (viii) in an amount equal to any default by Tenant in the payment of Base Rent pursuant to the provisions of Paragraph
3.1 above, during the period any such amount remains in default.

               (j) To the extent any of the other provisions of this Lease conflict with the provisions of this Paragraph 6.3, the provisions of this Paragraph 6.3 shall be controlling. The obligations of Landlord and Tenant under this Paragraph 6.3 shall survive the expiration or earlier termination of the Lease term.

          6.4 RESTRICTIONS ON USE. Tenant shall not use or permit the use of the premises in any manner that will tend to create waste on the premises or constitute a nuisance to any other occupant or user of the Building or any neighboring building. No materials or articles of any nature shall be stored or treated upon any portion of the Outside Areas unless located within an enclosure approved by Landlord, such approval not to be unreasonably withheld.

     7.   DIRECT OPERATING EXPENSES.

          7.1 LANDLORD TO MAINTAIN AND CONTROL OUTSIDE AREAS. Landlord shall maintain the Outside Areas, together with all facilities and improvements now or hereafter located thereon, and together with all street improvements or other improvements adjacent thereto as may be required from time to time by governmental authority. The manner in which such areas shall be maintained shall be reasonably determined by Landlord, subject to Tenant's approval, which shall not be unreasonably withheld. Landlord shall at all times have exclusive control of the Outside Areas and may at any time temporarily close any part thereof, may exclude and restrain anyone from any part thereof (except the bona fide customers, employees and invitees of Tenant who use the Outside Areas in accordance with the rules and regulations that Landlord may from time to time promulgate), and Landlord may change the configuration of the Outside Areas or the location of facilities thereon so long as any such change by Landlord does not unreasonably interfere with Tenant's use of the premises, the parking improvements or any storage or treatment area approved by Landlord under Paragraph 6.4. Landlord shall also be entitled to employ third parties to operate and maintain all or any part of such areas on such terms and conditions as Landlord shall reasonably determine. The surface parking facilities shall be available for the automobiles of Tenant and Tenant's customers, employees and invitees on an assigned, exclusive basis, in the locations set forth on Exhibit A attached hereto. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant's business.

     7.2 TENANT TO PAY. Tenant shall pay Tenant's Share of such reasonable costs and expenses as may be paid or incurred by Landlord in maintaining, operating and repairing the Outside Areas and such adjacent areas referred to in Paragraph 7.1 (hereinafter referred to as the "Direct Operating Expenses") during the term of this Lease. The Direct Operating Expenses may include, without limitation, the cost of labor, equipment rental, materials, supplies and services used or consumed in maintaining, operating and repairing the Outside Areas and such adjacent areas referred to in Paragraph 7.1, including without limitation, the following: (a) landscaping maintenance and replacement; (b) cleaning and repairing concrete walkways and patios; (c) sweeping and repairing paved parking areas; (d) operating and maintaining the parking and landscaping pole lighting, if any; (e) maintaining all directional and security signs; (f) furnishing water for landscaping;
(g) pest control service (exterior only); and (h) security patrol service, if any is provided by Landlord.

Notwithstanding the foregoing provisions of this Paragraph 7.2, the following shall not be included within Direct Operating Expenses: (i) leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building, (ii) the cost of any service sold to any other tenant or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant, (iii) any depreciation on the Building or Project, (iv) costs of a capital nature, including but not limited to capital improvements and alterations, capital repairs, capital equipment, and capital tools as determined in accordance with generally accepted accounting principles, provided, however, that Landlord shall be permitted to charge Tenant for the costs of such capital items to the extent such costs are amortized by Landlord over the useful life of such improvements, as reasonably determined by Landlord, in accordance with generally accepted accounting principles, (v) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Project, (vi) costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Project, (vii) overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis, (viii) all interest, loan fees, and other carrying costs related to any mortgage or deed of trust, and all rental and other amounts payable under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building), (ix) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord, (x) advertising and promotional expenditures, (xi) costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature, to the extent Landlord receives proceeds from insurance required to be carried under this Lease, (xii) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord's negligence or willful misconduct, (xiii) management costs to the extent they exceed management costs charged for similar facilities in the area and in any event, to the extent they exceed 5% of all other Direct Operating Expenses, (xiv) costs for sculptures, paintings or other objects of art (nor insurance thereon or extraordinary security in connection therewith, (xv) wages, salaries, or other compensation paid to any executive employees above the grade of building manager, and (xvi) the cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any Hazardous Materials, where such contamination was not caused by Tenant, its agents, employees, invitees or contractors.

          7.3 MONTHLY PAYMENTS. Tenant shall pay to Landlord on the first day of each calendar month during the twelve (12) month period immediately following the Rent Commencement Date an amount estimated by Landlord to be one-twelfth of Tenant's Share of the Direct Operating Expenses for such twelve (12) month period. During each one (1) year period after the initial year following the Rent Commencement Date, Tenant shall pay to Landlord on the first day of each calendar month thereof in advance one-twelfth of Tenant's Share (to the nearest $5.00) of the actual Direct Operating Expenses for the one (1) year period immediately prior thereto. Within sixty (60) days following the anniversary of the Rent Commencement Date Landlord shall furnish Tenant a statement covering such period and the payments made by Tenant with respect to such period as set forth in this Paragraph 7.3. If Tenant's payments for said Direct Operating Expenses did not equal the actual amount of said Direct Operating Expenses, Tenant shall pay to Landlord the deficiency within ten (10) days after receipt of such statement. If said payments exceed the actual Direct Operating Expenses, Landlord shall either credit the excess against payments next thereafter to become due to Landlord pursuant to this Paragraph 7.3, or refund the amount of the overpayments to Tenant, in cash, as Landlord shall elect. Direct Operating Expenses shall be prorated as of the Rent Commencement Date and the Expiration Date (or the date of any sooner termination of the term of this Lease) to reflect the portion of the payment period occurring within the lease term. Within 90 days after receipt of Landlord's statement setting forth actual Direct Operating Expenses (the "Statement"), Tenant shall have the right to audit at Landlord's local offices, at Tenant's expense, Landlord's accounts and records relating thereto. Such audit shall be conducted by a certified public accountant approved by Landlord, which approval shall not be unreasonably withheld. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be paid to Tenant within thirty (30) days after the audit is concluded, together with interest thereon at the rate of ten percent (10%) per annum, from the date such amounts were paid by Tenant until payment of the overcharge is made to Tenant. In addition, if the Statement exceeds the actual Direct Operating Expenses which should have been charged to Tenant by more than five percent (5%) the cost of the audit shall be paid by Landlord.

     8.   MAINTENANCE AND REPAIRS.

          8.1  TENANT'S OBLIGATIONS.  Except as provided in Paragraphs
6.2(a), 8.2, 15, and 16, Tenant shall, at Tenant's expense, keep in good and safe condition, order and repair the premises and every part thereof, including without limitation, all plumbing, heating, air conditioning, ventilating, fire sprinklers, electrical and lighting facilities, systems, appliances, and equipment within the premises; and all fixtures, interior walls, interior surfaces of exterior walls, floors, ceilings, windows, doors, entrances, all glass (including plate glass), and skylights located within the premises and the roof membrane installed over the premises. Tenant shall, at Tenant's expense, maintain in full force at all times during the term of this Lease a heating, ventilating and air conditioning ("HVAC") systems preventive maintenance contract with a qualified service company satisfactory to Landlord covering all HVAC systems servicing the premises, which shall provide for and include, without limitation, replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes, weatherproofing of all exposed HVAC equipment and ducts, and other preventive maintenance; provided, however, that Tenant shall have the benefit of all warranties available regarding the equipment in said systems. Said contract shall call for periodic servicing no less than every sixty (60) days. Tenant shall be permitted to provide the above described HVAC maintenance services through a qualified employee of Tenant in lieu of a third party contractor. Tenant shall also maintain continuously throughout the lease term a service contract for the washing of all windows of the premises (both interior and exterior surfaces) with a contractor approved by Landlord which provides for the periodic washing of all such windows sufficiently often that such windows remain clean. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be cancelled or changed without at least thirty (30) days prior written notice to Landlord. All repairs required to be made by Tenant shall be made promptly with new materials of like kind and quality. If the repair work affects the structural parts of the Building, or if the estimated cost of any item of repair exceeds $25,000, then Tenant shall first obtain Landlord's written approval of the scope of work, plans therefor, materials to be used, and the contractor. Tenant hereby waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the premises in good condition, order and repair. Tenant specifically waives all rights it may have under Sections 1932(1), 1941, and 1942 of the California Civil Code, and any similar or successor statute or law.

          8.2 LANDLORD'S OBLIGATIONS. Landlord shall, at Landlord's expense, keep in good condition, order and repair the foundation and exterior walls of the Building (excluding the interior of all walls and the exterior and interior of all windows, doors, plate glass, and show cases), and the structural portions (but not the membrane) of the roof of the Building (except that Tenant shall repair at Tenant's expense any damage caused by the activities of Tenant, Tenant's HVAC maintenance service contractor, and/or Tenant's other agents on the roof, including but not limited to the installation of air conditioning equipment and/or duct work, or other roof penetrations, and improper flashing or caulking, and any damage to exposed air conditioning equipment and duct-work installed by or for Tenant). Landlord shall exercise reasonable diligence in performing such repairs as soon as practicable. Landlord shall promptly make repairs under this Paragraph 8.2 after Landlord's receipt of written notice from Tenant of the need for such repairs. Except as otherwise specifically provided herein, there shall be no abatement of rent or other sums payable by Tenant prior to or during any repairs by Tenant or Landlord, and Tenant waives all claims for loss of business or lost profits relating to any such repairs. Notwithstanding the provisions of Paragraph 7.1 or this Paragraph 8.2 above to the contrary, in the event, and at such time as, Tenant leases the entire Building, all maintenance and repair obligations of Landlord shall terminate, and all maintenance, repair and replacement obligations of Landlord set forth in this Lease, including the obligation under Paragraph 7.1 above with respect to maintenance and repair of the Outside Areas, shall be assumed and performed by Tenant, at its sole cost.

     9.  ALTERATIONS.

          9.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld, make any alterations, improvements, additions, or utility installations (collectively called "alterations") in, on or about the premises, except for nonstructural alterations with a cost equal to or less than Twenty-Five Thousand Dollars ($25,000). As used in this Paragraph 9.1, the term "utility installation" means power panels, wiring, fluorescent fixtures, space heaters, conduits, air conditioning and plumbing. Should Tenant make any alterations requiring the prior written consent of Landlord without obtaining such consent, Tenant shall immediately remove the same at Tenant's expense upon demand by Landlord.

          9.2 PLANS AND PERMITS. Any alteration that Tenant shall desire to make in or about the premises and which requires the consent of Landlord shall be presented to Landlord in written form, with proposed detailed plans and specifications therefor prepared at Tenant's sole expense. Any consent by Landlord thereto shall be deemed conditioned upon Tenant's acquisition of all permits required to make such alteration from all appropriate governmental agencies, the furnishing of copies thereof to Landlord prior to commencement of the work, and the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner, all at Tenant's sole expense. Upon completion of any such alteration, Tenant, at Tenant's sole cost, shall immediately deliver to Landlord "as-built" plans and specifications therefor.

          9.3 CONSTRUCTION WORK DONE BY TENANT. All construction work required or permitted to be done by Tenant, including that work which Tenant is required to complete prior to the Rent Commencement Date (as described in Paragraph 34 below), shall be performed by licensed contractors reasonably acceptable to Landlord in a prompt, diligent, and good and workmanlike manner, and shall not diminish the value of the Building. All such construction work shall be performed in compliance with all applicable statutes, ordinances, regulations, codes and orders of governmental authorities and insurers of the premises. Tenant or its agents shall obtain and pay for all licenses and permits necessary therefor.

          9.4 ROOF REPAIRS. All installation of air conditioning equipment and duct work requiring penetration of the roof shall be properly flashed and caulked. Any equipment placed by Tenant on the roof shall be elevated and supported by Tenant so as not to inhibit drainage or Landlord's repair of the roof pursuant to Paragraph 8.2.

          9.5 TITLE TO ALTERATIONS. During the term of the Lease, improvements to the premises and the Project made by Tenant at Tenant's expense shall be the property of Tenant. Unless Landlord requires the removal thereof as set forth in Paragraphs 9.1 or 9.6, any alterations which may be made on the premises shall remain upon and be surrendered with the premises at the expiration or sooner termination of the term of this Lease, and shall become the property of Landlord at that time. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduits, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant, regardless of how affixed to the premises, together with all other alterations that have become an integral part of the premises, shall not be deemed trade fixtures, and shall remain upon and be surrendered with the premises at the expiration or sooner termination of this Lease, and shall become the property of the Landlord at that time. Notwithstanding the provisions of this Paragraph 9.5 above, Tenant's furnishings, machinery and equipment, other than that which is affixed to the premises so that it cannot be removed without material damage to the premises, shall remain the property of Tenant and may be removed by Tenant, provided Tenant at Tenant's expense immediately after removal repairs any damage to the premises caused thereby.

          9.6 REMOVAL OF ALTERATIONS. Landlord may elect, by notice to Tenant given in the same notice by which Landlord consents to the installation of any alteration by Tenant, to require Tenant to remove such alterations and to restore the premises as hereafter provided. If Landlord so elects, Tenant shall, at its sole expense, upon expiration of the Lease term or within twenty
(20) days after any sooner termination thereof, remove such alterations, repair any damage occasioned thereby, and restore the premises to the condition existing as of the completion of the Tenant Improvements. The obligations of Tenant set forth in this paragraph shall survive the termination of this Lease.

    10. MECHANICS' LIENS. Tenant shall keep the premises, the Building, and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of fifteen percent (15%) per annum, or the maximum rate permitted by law, whichever is less. Tenant shall give Landlord notice of the date of commencement of any work in the premises not less than ten (10) days prior thereto, and Landlord shall have the right to post notices of non-responsibility or similar notices in or on the premises in connection therewith.

    11. UTILITIES. Commencing upon the Commencement Date, Tenant shall pay when due directly to the charging authority all charges for water, gas, electricity, telephone, refuse pickup, janitorial services, and all other utilities and services supplied or furnished to the premises together with any taxes thereon. In no event shall Landlord be liable to Tenant for failure or interruption of any such utilities or services, unless caused by the negligence or willful misconduct of or breach of this Lease by Landlord, and no such failure or interruption shall entitle Tenant to terminate this Lease or to withhold rent or other sums due hereunder. In the event Landlord anticipates that any planned actions of Landlord may interrupt utility services to the premises, Landlord shall provide Tenant with reasonable advance notice to permit Tenant to monitor such action and to make any necessary preparations for any interruption in utility services. Landlord shall not be responsible for providing security guards or other security protection for all or any portion of the premises, and Tenant shall at its own expense provide or obtain such security services as Tenant shall desire to insure the safety of the premises.

    12. INDEMNITY. Each party (the "Indemnifying Party") shall indemnify, protect, defend, and hold harmless the other party (the "Non-Indemnifying Party") from and against any and all claims, damages, losses, proceedings, causes of action, costs, expenses or liabilities due to, but not limited to, bodily injury, including death resulting at any time therefrom, and/or property damage, now or hereafter arising from any act, work or things done or permitted to be done or otherwise suffered, or any omission in or about the premises, the Building, or the Project, by the Indemnifying Party or by any of the Indemnifying Party's agents, employees, contractors, or invitees, or from any breach or default by the Indemnifying Party in the performance of any obligation on the part of the Indemnifying Party to be performed under the terms of this Lease, except to the extent such damage, loss, expense or liability is caused by the negligence or willful misconduct of or a breach of this Lease by the Non-Indemnifying Party or its employees, agents, contractor or invitees.
The Indemnifying Party shall also indemnify the Non-Indemnifying Party from and against all damage, loss, expense (including without limitation, attorneys' fees, costs of investigation, and expert witness fees) and liability incurred or suffered by the Non-Indemnifying Party in the defense of or arising out of or resulting from any claim or any action or proceeding brought thereon. In the event any action or proceeding shall be brought against the Non-Indemnifying Party by reason of any such claim, the Indemnifying Party upon notice from the Non-Indemnifying Party shall defend the same at the Indemnifying Party's expense with counsel reasonably satisfactory to the Non-Indemnifying Party. The obligations of the Indemnifying Party contained in this paragraph shall survive the termination of this Lease.

    13. WAIVER OF CLAIMS. Tenant hereby waives any claims against Landlord for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, or for injury or death of Tenant's agents, employees, invitees, or any other person in or about the premises, the Building, and the Project, from any cause whatsoever, regardless of whether the same results from conditions existing upon the premises or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. The above waiver shall not apply to any claims based upon Landlord's breach of its obligations under this Lease or upon the negligence or willful misconduct of Landlord. Nothing in this Paragraph 13 shall prevent Tenant from making any claims or receiving any benefits under the insurance policies which are required to be maintained hereunder.

      14. INSURANCE.

          14.1 TENANT'S LIABILITY INSURANCE. Tenant shall, at its sole cost and expense, obtain and keep in force during the term of this Lease either Comprehensive General Liability insurance or Commercial General Liability insurance applying to the condition, use, occupancy, and maintenance of the premises and the business operated on the premises by Tenant, or any other party occupying the premises pursuant to a sublease, concession, license or similar agreement with Tenant. Such insurance shall include Broad Form Contractual liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Three Million Dollars ($3,000,000). All such policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned. All such policies shall be endorsed to add Landlord and any lender or other party named by Landlord as an additional insured and to provide that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage; and (ii) including employees as additional insureds. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Tenant shall also maintain Workers' Compensation insurance in accordance with California law, and employers liability insurance with a limit no less than One Million Dollars ($1,000,000) per employee and One Million Dollars ($1,000,000) per occurrence. The limits of all insurance described in this Paragraph 14.1 shall not, however, limit the liability of Tenant hereunder. Not more frequently than once each calendar year if, in the reasonable opinion of Landlord, the amount of insurance required hereunder is not adequate, Tenant shall increase said insurance coverage as reasonably required by Landlord; provided that, in no event shall any such increase in coverage require Tenant to maintain insurance coverage which exceeds that which is customary and commercially reasonable for buildings of similar type, use and location. The failure of Landlord to require any additional insurance coverage at any time shall not relieve Tenant from the obligation to provide increased coverage at any later time or relieve Tenant from any other obligations under this Lease.

         14.2 LANDLORD'S LIABILITY INSURANCE. Landlord shall maintain a policy or policies of commercial general liability insurance insuring Landlord (and such other persons as may be designated by Landlord) against liability for personal injury, bodily injury or death and damage to property occurring or resulting from an occurrence in, on, or about the Project with a combined single limit of not less than Three Million Dollars ($3,000,000), or such greater coverage as Landlord may from time to time determine is reasonably necessary for its protection.

         14.3 PROPERTY INSURANCE.

              (a) Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Project, but excluding coverage of merchandise, fixtures, equipment and leasehold improvements and alterations (including the Tenant Improvements) of Tenant, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), including boiler and machinery coverage and an inflation endorsement, and, at Landlord's option, flood and/or earthquake. Tenant's obligation to reimburse Landlord for insurance premiums attributable to flood and/or earthquake coverage shall not exceed an annual premium in an amount calculated at the rate of Three Thousand Five Hundred Dollars ($3,500) per each One Million Dollars ($1,000,000) of the value of Landlord's property to which such insurance is applicable, such limitation to be increased throughout the term of the Lease at a compounded annual interest rate of five percent (5%). In addition, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental loss insurance covering a period of one year, commencing on the date of loss, with proceeds payable to Landlord, which insurance may also cover all Real Property Taxes, Direct Operating Expenses, insurance premiums, and other sums payable by Tenant to Landlord hereunder for said period. The insurance coverage may include sprinkler leakage insurance if the Building contains fire sprinklers. Tenant shall have no interest in or right to the proceeds of any such insurance carried by Landlord, except that Tenant may require Landlord to utilize proceeds of such insurance to complete Landlord's repair and restoration obligations set forth herein. Tenant shall have the right to reasonably approve the amount of any deductibles applicable to the insurance maintained by Landlord pursuant to this Paragraph 14.3(a).

              (b) Tenant shall, at Tenant's sole expense, obtain and keep in force during the term of this Lease, a policy of fire and extended coverage insurance including a standard "all risk" endorsement, insuring the inventory, fixtures, equipment, personal property, and leasehold improvements and alterations of Tenant (including the Tenant Improvements) which are a part of or comprise the premises for the full replacement value thereof, as the same may increase from time to time due to inflation or otherwise. The proceeds from any of such policies shall be used for Tenant's repair or replacement of such items so insured and, provided such insurance proceeds are used for such repair and replacement, Landlord shall have no interest in such insurance proceeds.

         14.4 PAYMENT. Tenant shall pay to Landlord Tenant's Share of the premium for the insurance obtained by Landlord pursuant to Paragraph 14.2. Tenant shall pay to Landlord a share (the "Property Insurance Share") of the premium for the insurance obtained by Landlord pursuant to Paragraph 14.3(a). The Property Insurance Share shall be that percentage of the premium paid for such insurance by Landlord which is the percentage of coverage under such policy attributable to the improvements located in the Outside Area and to any portion of the Building which is jointly used by or provides joint benefits to both Landlord and Tenant (e.g., a boiler or utility room) if any. The Property Insurance Share shall be determined by Landlord and shall be subject to Tenant's approval, such approval not to be unreasonably withheld. Tenant shall pay to Landlord the Property Insurance Share of the amount of any deductibles for claims under insurance obtained by Landlord under Paragraph 14.3(a) relating to loss or damage to the Project from any peril (including flood and earthquake) covered by such insurance. Notwithstanding the preceding sentence, Tenant shall pay to Landlord the entire amount of any deductibles and other amounts not paid by Landlord's insurance carriers relating to claims under Landlord's insurance policies resulting from the negligent acts or omissions of, or a breach of this Lease by, Tenant, or its agents, employees, and invitees. Notwithstanding the foregoing, Landlord may obtain liability insurance and property insurance for the Project separately, or together with other buildings and improvements under blanket policies of insurance. In the latter case Tenant shall be liable for only such portion of the premiums for such blanket policies as are allocable to the premises, as reasonably determined by the insurer or Landlord. Tenant shall pay such premiums and/or deductibles and other amounts to Landlord within thirty (30) days after receipt by Tenant of a copy of the premium statement or other reasonable evidence of the amount due. If the term of this Lease does not commence or expire concurrently with the commencement or expiration, respectively, of the period covered by such insurance, Tenant's liability for premiums shall be prorated on an annual basis.

         14.5 INSURANCE POLICIES. The insurance required to be obtained by Tenant pursuant to Paragraphs 14.1 and 14.3(b) shall be primary insurance and
(a) shall provide that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord, (b) shall be carried with companies mutually acceptable to Landlord and Tenant, which shall be rated at least A VIII or better by Best's Insurance Guide, and (c) shall specifically provide that such policies shall not be subject to cancellation, reduction of coverage or other change except after at least thirty (30) days prior written notice to Landlord. The policy or policies required under this Paragraph 14, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon, shall be deposited with the non-maintaining party on or prior to the Commencement Date, and upon each renewal of such policies, which shall be effected not less than thirty (30) days prior to the expiration date of the term of such coverage. Tenant shall not do or permit to be done anything which shall invalidate any of the insurance policies referred to in Paragraphs 14.1, 14.2, and 14.3.

         14.6 WAIVER OF SUBROGATION. Tenant and Landlord each hereby waives any and all rights of recovery against the other, or against the officers, employees, agents, partners and beneficiaries of the other, for loss of or damage to the property of the waiving party, or the property of others under its control, to the extent of proceeds received as a result of such loss or damage under any insurance policy carried by Landlord or Tenant. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver is contained in this Lease.

         14.7 NO LIMITATION OF LIABILITY. Neither party makes any representation that the limits of liability specified to be carried by Tenant or Landlord under the terms of this Lease are adequate to protect any party, except that the parties shall use due diligence to assure that insurance coverages maintained hereunder are adequate to permit the parties to perform their respective repair and restoration obligations under this Lease. If Tenant believes that the insurance coverage required under this Lease is insufficient to adequately protect Tenant, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

         14.8 IMPOUNDING OF PREMIUMS. If Landlord's lender requires Landlord to pay insurance premiums into an impound account on a periodic basis during the term of this Lease, Tenant, upon notice from Landlord indicating this requirement, shall pay a sum of money toward its liabilities under Paragraphs
14.2 and 14.3(a) to Landlord on a periodic basis in accordance with the lender's reasonable requirements. Landlord shall impound the insurance premiums received from Tenant in accordance with the reasonable requirements of the lender.

    15. DAMAGE OR DESTRUCTION.

         15.1 PARTIAL DAMAGE-INSURED. If the premises or the Building, as the case may be, are damaged to the extent of less than fifty percent (50%) of the then replacement value thereof (excluding excavations and foundations with respect to the Building), and if such damage was caused by an act or casualty covered under an insurance policy required to be maintained pursuant to Paragraph 14.3(a), and if the proceeds of such insurance received by Landlord are sufficient to repair the damage (less any deductible amounts payable under such policy), and if Landlord is permitted, under all applicable laws, to restore the premises and/or the Building to their prior condition, Landlord shall at Landlord's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.

         15.2 PARTIAL DAMAGE-UNINSURED. Subject to the provisions of Paragraph 15.3, if at any time during the term hereof the premises or the Building, as the case may be, are damaged and the insurance proceeds received by Landlord are not sufficient to repair such damage, or such damage was caused by an act or casualty not covered under an insurance policy required to be maintained by Landlord pursuant to Paragraph 14.3(a), Landlord may at Landlord's option either
(a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (b) give written notice of termination of this Lease to Tenant within thirty (30) days after the date of the occurrence of such damage, with the effective date of such termination to be the date of the occurrence of such damage. In the event Landlord gives such notice of termination of this Lease, Tenant shall have the right, within thirty (30) days after receipt of such notice, to agree in writing on a basis satisfactory to Landlord to pay for the entire cost of repairing such damage less only the amount of insurance proceeds, if any, received by Landlord, in which event the notice of termination shall be ineffective and this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such thirty (30) day period this Lease shall be terminated pursuant to such notice of termination by Landlord. The conditions to Landlord's restoration obligation set forth in this Paragraph
15.2 shall not be an excuse to Landlord's completion of such restoration obligations if the damage to the premises or the Building was caused by the negligence or willful misconduct of Landlord, its agents, contractors or invitees.

         15.3 TOTAL DESTRUCTION. If at any time during the term hereof either the premises or the Building is destroyed to the extent of fifty percent (50%) or more of the then replacement value thereof (excluding excavations and foundations with respect to the Building), from any cause whether or not covered by the insurance maintained by Landlord pursuant to Paragraph 14.3(a), or if, regardless of the extent of the damage, Landlord is not permitted under all applicable laws to restore the premises and/or the Building to the condition which existed prior to the casualty, this Lease shall at the option of Landlord terminate as of the date of such destruction. Landlord shall exercise its right to terminate this Lease by delivery of notice of termination to Tenant within thirty (30) days after the date that Tenant notifies Landlord of the occurrence of such damage. In the event Landlord does not elect to terminate this Lease, Landlord shall at Landlord's expense repair such damage as soon as reasonably possible, and this Lease shall continue in full force and effect. In the event Landlord terminates this Lease pursuant to the provisions of this Paragraph 15.3, Tenant shall have the right, within thirty (30) days after Tenant's receipt of such notice of termination, to agree in writing on a basis reasonably satisfactory to Landlord to pay for the entire cost of repair or restoration of the premises or Building, less only the amount of insurance proceeds available for such restoration, in which event the notice of termination shall be ineffective and this Lease shall continue in full force and effect and Landlord shall restore the premises and/or the Building as soon as reasonably possible.

If Tenant does not give such notice with such thirty (30) day period, this Lease shall be terminated pursuant to such notice of termination delivered by Landlord.

         15.4 DAMAGE NEAR END OF TERM. Notwithstanding anything to the contrary in Paragraph 15, if the premises or the Building, as the case may be, are destroyed or damaged in whole or in part during the last one (1) year of the Term of this Lease, such that the cost of repair would equal Fifty Thousand Dollars ($50,000) or more, whether from an insured or uninsured casualty, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage. If any damage or destruction of the premises or the Building occurs within the last year of the Term or any Extended Term, and the period in which Tenant has the right to exercise its option to renew the Term or the Extended Term pursuant to Paragraph 33 below has not expired, Tenant shall have thirty
(30) days following receipt of Landlord's notice of termination in which to notify Landlord if its election to exercise such renewal option, in which event the foregoing provisions of this Paragraph 15 shall control Landlord and Tenant's rights in connection with cancellation of this Lease.

         15.5 ABATEMENT OF RENT. Notwithstanding anything to the contrary contained in Paragraph 3 or elsewhere in this Lease, if the premises or the Building are partially damaged or totally destroyed and Landlord elects or is required to repair or restore them pursuant to the provisions of this Paragraph 15, the rent, including Base Rent, Tenant's Share of Direct Operating Expenses, Real Property Taxes, and insurance premiums, payable hereunder for the period commencing on the occurrence of such damage and ending upon completion of such repair or restoration shall be abated in proportion to the extent to which Tenant's use of the premises is impaired during the period of repair. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration, unless caused by the negligence or willful misconduct of Landlord.

         15.6 WAIVER. Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4), and any similar or successor statutes relating to termination of leases when the thing leased is substantially or entirely destroyed, and agrees that any such occurrence shall instead be governed by the terms of this Lease.

         15.7 TENANT'S PROPERTY. Landlord's obligation to rebuild or restore shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions (including the Tenant Improvements) made by Tenant to the premises, which shall all be repaired, restored or replaced by Tenant at its sole cost.

         15.8 NOTICE OF DAMAGE. Tenant shall notify Landlord within five (5) days after the occurrence thereof of any damage to all or any portion of the premises. In no event shall Landlord have any obligation to repair or restore the premises pursuant to this Paragraph 15 until a reasonable period of time after Landlord's receipt of notice from Tenant of the nature and scope of any damage to the premises, and a reasonable period of time to collect insurance proceeds arising from such damage (unless such damage is clearly not covered by insurance then in effect covering the premises).

         15.9 REPLACEMENT COST. The determination of Landlord (after consultation with Landlord's architect or contractor) of the estimated cost of repair of any damage, or of the replacement cost, shall be reasonably made by Landlord in good faith, and shall be conclusive for purposes of this Paragraph 15.

         15.10 TENANT'S CANCELLATION RIGHT. Upon any damage to or destruction of the premises or the Building (if such Building damage materially and adversely affects Tenant's use of the premises), Landlord shall, within thirty (30) days following such casualty, advise Tenant in writing of the estimated period required to complete Landlord's repair and restoration obligations under this Paragraph 15. Such estimate shall be reasonably made by Landlord in good faith following consultation with Landlord's architect or contractor. If the estimated period required to complete Landlord's repair or restoration obligations set forth in such notice exceeds one hundred eighty
(180) days from the date of such casualty, Tenant shall have the right, by delivery of written notice to Landlord within fifteen (15) business days following Tenant's receipt of such notice, to cancel this Lease. Such cancellation shall be effective upon delivery of such notice to Landlord. Notwithstanding anything to the contrary contained in this Paragraph 15.10, if the damage to or destruction of the premises or the Building was caused by the negligence or willful misconduct of, or a breach of this Lease by, Tenant, its agents, contractors, or invitees, Tenant shall not have the right to cancel this Lease and all repair or restoration obligations, less any amounts received under applicable insurance policies, shall be paid by Tenant at its sole cost and expense. It shall be a condition to any cancellation of this Lease by Tenant under this Paragraph 15.10 that Tenant fully pay any outstanding amounts due under the Tenant Improvement Loan.

    16. CONDEMNATION.

         16.1 PARTIAL TAKING. Subject to Paragraph 16.5, if part of the premises is taken for any public or quasi-public use, under any statute or right of eminent domain (collectively a "taking"), and a part of the premises remains which is reasonably suitable for Tenant's continued occupancy for the uses permitted by this Lease, and a portion of the parking area within the Project remains which is reasonably sufficient for Tenant's needs, this Lease shall, as to the part so taken, terminate as of the date the condemnor or purchaser takes possession of the property being taken, and the monthly Base Rent payable hereunder shall be reduced in the same proportion that the floor area of the portion of the premises so taken bears to the total floor area of the premises immediately prior to such taking. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the premises in order to make the portion of the premises not taken a complete architectural unit. Each party hereto waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the premises.

         16.2 TOTAL TAKING. Subject to Paragraph 16.5, if all of the premises are taken, or such part thereof is taken so that there does not remain a portion of the premises suitable for Tenant's continued occupancy for the uses permitted hereunder, or a portion of the parking area in the Project as of the Commencement Date is taken leaving insufficient parking to fulfill Tenant's reasonable needs, such taking shall be treated as a total taking and this Lease shall terminate upon the date possession shall be taken by the condemning authority.

         16.3 DISTRIBUTION OF AWARD. All compensation awarded upon a taking governed by Paragraph 16.1 or Paragraph 16.2 shall belong to and be paid to Landlord, except that Tenant shall receive from the award a sum attributable to Tenant's improvements or alterations made to the premises by Tenant at Tenant's expense with Landlord's consent in accordance with this Lease.

         16.4 SALE UNDER THREAT OF CONDEMNATION. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for purposes of this Paragraph 16.

         16.5 TEMPORARY TAKING. If all or any part of the premises is occupied, taken, or appropriated by military or other public or quasi-public use or other governmental authority for less than one hundred eighty (180) consecutive days, it shall not constitute a taking of the premises which would be governed by Paragraph 16.1 or Paragraph 16.2. In such event, during such a "temporary taking," all of the provisions of this Lease shall remain in force and effect, except that the monthly Base Rent payable during such temporary taking shall be reduced in the same proportion that the floor area of the portion of the premises so occupied, taken, or appropriated bears to the total floor area of the premises prior to such temporary taking. Any award that may be paid in connection with such a temporary taking shall be paid to Landlord. In the event a taking which appears, at its commencement, to be only a temporary taking nevertheless continues for one hundred eighty (180) consecutive days or more, a partial or total taking, as the case may be, shall be deemed to have occurred on the one hundred eightieth (180th) consecutive day of such taking, and shall be governed by the provisions of either Paragraph 16.1 or Paragraph
16.2 as the case may be.

    17. ASSIGNMENT AND SUBLETTING. Subject to Paragraph 17.4 below, Tenant shall not assign this Lease, or any interest therein, voluntarily or involuntarily, and shall not sublet the premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the premises, or any portion hereof, without the prior written consent of Landlord in each instance pursuant to the terms and conditions set forth below, which consent shall not unreasonably be withheld.

         17.1 DOCUMENTATION. Prior to any assignment or sublease which Tenant desires to make, Tenant shall provide to Landlord the name and address of the proposed assignee or sublessee, a statement of the proposed use of the premises by the assignee or sublessee (including an indication of the extent to and manner in which Hazardous Materials [as defined in Paragraph 6.3(a)] will be utilized), and true and complete copies of all documents relating to Tenant's prospective agreement to assign or sublease, and shall specify all consideration to be received by Tenant for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 17, the term "consideration" shall include, without limitation, all monies or other consideration of any kind, if such sums are related to Tenant's interest in this Lease or in the premises, including but not limited to, bonus money, and payments (in excess of book value thereof) for Tenant's assets, fixtures, inventory, accounts, good will, equipment, furniture, general intangibles, and any capital stock or other equity ownership of Tenant. Within fifteen (15) business days after the receipt of such written notice, Landlord shall either consent in writing to such proposed assignment or sublease subject to the terms and conditions hereinafter set forth, or notify Tenant in writing that Landlord refuses such consent, specifying reasonable grounds for such refusal.
Landlord's failure to respond within such time period shall be deemed approval of Tenant's request.

         17.2 TERMS AND CONDITIONS. As a condition to Landlord's granting its consent to any assignment or sublease, (a) Landlord may require that Tenant pay to Landlord, as and when received by Tenant, one-half of the amount of any excess of such consideration to be received by Tenant in connection with said assignment or subletting over and above the rental amount fixed by this Lease and payable by Tenant to Landlord (prorated to reflect the rent allocable to the portion of the premises subject to such assignment or sublease); provided that Tenant shall first be entitled to retain an amount of such excess consideration equal to Tenant's unamortized costs of constructing that portion of the Tenant Improvements which shall be included in the portion of the premises subject to such assignment or sublease and Tenant's reasonable direct costs of assigning or subletting, including real estate brokerage commissions, if any, but not including carrying costs due to vacancy or otherwise, and (b) Tenant and the proposed assignee or sublessee must demonstrate to Landlord's reasonable satisfaction that the assignee or sublessee is financially responsible and proposes to use the premises for substantially the same use or a use which is otherwise satisfactory to Landlord, and that the proposed use does not pose an unreasonable risk (as determined by Landlord in its reasonable discretion) of contamination of the Project with Hazardous Materials and is not otherwise injurious to the premises.
Each assignment or sublease agreement to which Landlord has consented shall be an instrument in writing in form satisfactory to Landlord, and shall be executed by both Tenant and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease and agrees to perform all of the obligations of Tenant hereunder, and that the termination of this Lease shall, at Landlord's sole election, constitute a termination of every such assignment or sublease.
In the event Landlord shall consent to an assignment or sublease, Tenant shall nonetheless remain primarily liable for all obligations and liabilities of Tenant under this Lease, including but not limited to the payment of rent. Tenant agrees to reimburse Landlord upon demand for reasonable attorneys' fees incurred by Landlord in connection with the negotiation, review, and documentation of any such requested assignment or subleasing. Tenant hereby stipulates that the foregoing terms and conditions are reasonable.

         17.3 PARTNERSHIP. If Tenant is a partnership, a transfer, voluntary or involuntary, of all or any part of an interest in the partnership, or the dissolution of the partnership, shall be deemed an assignment requiring Landlord's prior written consent.

         17.4 PERMITTED TRANSFERS. Tenant shall have the right, without Landlord's prior consent, to sublease or assign its interest under this Lease to any entity resulting from a merger, consolidation or corporate reorganization involving Tenant, or to any entity which controls, is controlled by or is under common control with Tenant or which purchases substantially all of the assets of Tenant, on the condition such subtenant or assignee shall have a net worth, computed in accordance with generally accepted accounting principles, at least equal to the net worth of Tenant at the time of execution of this Lease. Tenant shall provide Landlord with such subtenant or assignee's financial statements prior to such action to verify compliance with this condition.

         17.5 LANDLORD'S REMEDIES. Any assignment or sublease without Landlord's prior written consent, except as permitted by Paragraph 17.4 above, shall at Landlord's election be void, and shall constitute a default. The consent by Landlord to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 17, including the requirement of Landlord's prior written consent, with respect to any subsequent assignment or sublease.
If Tenant shall purport to assign this Lease, or sublease all or any portion of the premises, or permit any person or persons other than Tenant to occupy the premises, without Landlord's prior written consent, except as permitted by Paragraph 17.4 above, Landlord may collect rent from the person or persons then or thereafter occupying the premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Landlord's rights and remedies under this Paragraph 17, or the acceptance of any such purported assignee, sublessee or occupant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

         17.6 ENCUMBRANCES, LICENSES AND CONCESSION AGREEMENTS. Tenant may encumber its interest under this Lease or any rights of Tenant hereunder, or enter into any license or concession agreement respecting all or any portion of the premises, without Landlord's prior written consent.

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    18. DEFAULT BY TENANT.

         18.1 EVENT OF DEFAULT. The occurrence of any one or more of the following events (an "Event of Default") shall constitute a default and breach of this Lease by Tenant:

              (a) The failure by Tenant to make any payment of rent or any other payment requited to be made by Tenant hereunder, as and when due, and such failure shall not have been cured within three (3) days after written notice thereof from Landlord. Any such notice shall constitute the notice required under Section 1161 of the California Code of Civil Procedure
(and/or any related or successor statutes regarding unlawful detainer actions), provided such notice is given in accordance with the requirements of such statute;

              (b) Tenant's failure to perform any other term, covenant or condition contained in this Lease and such failure shall have continued for thirty (30) days after written notice of such failure is given to Tenant; provided that, where such failure cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently continues to pursue all reasonable efforts to complete said cure until completion thereof;

              (c) Tenant's assignment of its assets for the benefit of its creditors;

              (d) The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business on the premises, and Tenant shall have failed to obtain a return or release on such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or execution, whichever is earlier;

              (e) An entry of any of the following orders by a court having jurisdiction, and such order shall have continued for a period of thirty (30) days: (1) an order for relief in any proceeding under Title 11 of the United States Code, or an order adjudicating Tenant to be bankrupt or insolvent; (2) an order appointing a receiver, trustee or assignee of Tenant's property in bankruptcy or any other proceeding; or (3) an order directing the winding up or liquidation of Tenant; or

              (f) The filing of a petition to commence against Tenant an involuntary proceeding under Title 11 of the United States Code, and Tenant shall fail to cause such petition to be dismissed within thirty (30) days thereafter.

         18.2 REMEDIES. Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or equity:

              (a) Landlord, as described in California Civil Code Section 1951.4, shall be entitled to keep this Lease in full force and effect for so long as Landlord does not terminate Tenant's right to possession (whether or not Tenant shall have abandoned the premises) and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due under this Lease, plus interest at the lesser of fifteen percent (15%) per annum or the highest rate then allowed by law, from the due date of each installment of rent or other sum until paid; or

              (b) Landlord may terminate the Tenant's right to possession by giving Tenant written notice of termination. On the giving of the notice, this Lease and all of Tenant's

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

rights in the premises shall terminate. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant.

    In the event this Lease is terminated pursuant to this Paragraph 18.2(b), Landlord may recover from Tenant:

                   (1) the worth at the time of award of the unpaid rent which had been earned at the time of termination; plus

                   (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period that Tenant proves could have been reasonably avoided; plus

                   (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; plus

                   (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the premises;
(ii) real estate leasing commissions, advertising costs and other expenses of reletting the premises; (iii) costs incurred as owner of the premises including without limitation taxes, insurance premiums, utilities and building security; (iv) expenses in retaking possession of the premises; (v) reasonable attorneys' fees and court costs; and (vi) any unamortized lease commission paid in connection with this Lease.

    The "worth at the time of award" of the amounts referred to in subparagraphs (1) and (2) of this Paragraph 18.2(b) shall be computed by allowing interest at the lower of fifteen percent (15%) per annum, or the maximum rate then permitted by law. The "worth at the time of award" of the amount referred to in subparagraph (3) of this paragraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "time of award" as used in subparagraphs (1), (2), and (3) shall mean the date of entry of a judgment or award against Tenant in an action or proceeding arising out of Tenant's breach of this Lease. The term "rent" as used in this Paragraph shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

              (c) This Lease may be terminated by a judgment specifically providing for termination, or by Landlord's delivery to Tenant of written notice specifically terminating this Lease. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease or a waiver of Landlord's right to recover damages under this Paragraph 18:

                   (1) appointment of a receiver in order to protect Landlord's interest hereunder;

                   (2) consent to any subletting of the premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

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                   (3)   any other action by Landlord or Landlord's agents
intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the premises, or any action taken to relet the premises or any portion thereof for the account of Tenant and in the name of Tenant.

         18.3 NO RELIEF FROM FORFEITURE AFTER DEFAULT. Tenant waives all rights of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, and under any other present or future law, in the event Tenant is evicted or Landlord otherwise lawfully takes possession of the premises by reason of any event of Default.

         18.4 LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS. If Tenant at any time shall fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease, then Landlord may, but shall not be obligated to, make such payment or perform such other act to the extent Landlord may deem desirable, and may, in connection therewith, pay any and all expenses incidental thereto and employ counsel. No such action by Landlord shall be deemed a waiver by Landlord of any rights or remedies Landlord may have as a result of such failure by Tenant, or a release of Tenant from performance of such obligation. All sums so paid by Landlord, including without limitation all penalties, interest and costs in connection therewith, shall be due and payable by Tenant to Landlord on the day immediately following any such payment by Landlord. Landlord shall have the same rights and remedies for the nonpayment of any such sums as Landlord may be entitled to in the case of default by Tenant in the payment of rent.

         18.5 INTEREST ON PAST DUE OBLIGATIONS. Any amount due to Landlord hereunder not paid when due shall bear interest at the lower of fifteen percent (15%) per annum, or the highest rate then allowed by law, from the date due until paid in full. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         18.6 ADDITIONAL RENT. All sums payable by Tenant to Landlord or to third parties under this Lease in addition to such sums payable pursuant to Paragraph 3 hereof shall be payable as additional sums of rent. For purposes of any unlawful detainer action by Landlord against Tenant pursuant to California Code of Civil Procedure Sections 1161-1174, or any similar or successor statutes, Landlord shall be entitled to recover as rent not only such sums specified in Paragraph 3 as may then be overdue, but also all such additional sums of rent as may then be overdue.

         18.7 REMEDIES NOT EXCLUSIVE. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies herein provided or permitted at law or in equity.

    19.  DEFAULT BY LANDLORD.

         19.1 CURE PERIOD. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within the period of time specifically provided herein, or if no period of time has been provided, then within thirty (30) days after receipt of written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

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         19.2  MORTGAGEE PROTECTION.  In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the premises whose address shall have been furnished to Tenant, and before Tenant shall have any right to terminate this Lease Tenant shall grant such beneficiary or mortgagee a reasonable period within which to cure the default, including a reasonable period to obtain possession of the premises by power of sale or judicial foreclosure, if such action is necessary to effect a cure.

    20. ADVERTISEMENTS AND SIGNS. Tenant, at its cost, may place or permit to be placed on the exterior of the Building any reasonable signage desired by Tenant or its subtenants, provided such signs comply with all applicable laws, regulations and ordinances. Upon termination of this Lease, Tenant shall remove any sign which it has placed in the Project or on the premises or the Building, and shall repair any damage caused by the installation or removal of such sign.

    21. ENTRY BY LANDLORD. Landlord and its agents shall be entitled to enter into and upon the premises at all reasonable times, upon reasonable notice (except in the case of an emergency, in which event no notice shall be required), for the following purposes:

              (a) to inspect or make repairs, alterations or additions to all or any portion of the premises which Landlord may deem appropriate (i) to comply with any laws, ordinances, rules, regulations, or policies of any governmental authority or Landlord's insurance carrier(s), or (ii) to prevent waste or deterioration of the Project, or (iii) to promote the general welfare and safety of occupants of the Project, or (iv) to enhance the value of the Project, or (v) to perform construction work elsewhere in the Building adjacent to, above, or below the premises, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, provided that Landlord shall use due diligence not to unreasonably interfere with Tenant's use of the premises in connection with the above; or

              (b) to post notices of non-responsibility for alterations, additions, or repairs; or

              (c) to place upon the premises any ordinary "for sale" signs and to show the premises to prospective purchasers or lenders; and, during the ninety (90) day period prior to the expiration of this Lease, or upon any Event of Default, to place upon the premises any usual or ordinary "for lease" signs and exhibit the premises to prospective tenants at reasonable hours.

    Landlord's rights of entry as set forth in this Paragraph 21 shall be subject to the reasonable security regulations of Tenant, and to the requirement that Landlord shall use reasonable efforts to minimize interference with Tenant's business activities on the premises. The preceding sentence shall not require the use of overtime labor or the conduct of any work or other activities of Landlord during Tenant's non-business hours.

    22.   SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.

          22.1 SUBORDINATION. Tenant agrees that this Lease may, at the option of Landlord, be subject and subordinate to any mortgage, deed of trust, or other instrument of security now of record or which is recorded after the date of this Lease affecting the Project or any portion thereof, including the premises, and such subordination is hereby made effective without any further act of Tenant; provided that, no such subordination shall be effective unless

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

Landlord first obtains from a lender a written non-disturbance agreement reasonably acceptable to Tenant that provides in essence that as long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under, the encumbrance, and no steps or procedures taken under the encumbrance, shall affect Tenant's rights under this Lease. Tenant shall execute and return to Landlord the written agreement and any other documents required by the lender to accomplish the purposes of this paragraph, within fifteen (15) days after delivery thereof to Tenant, and the failure of Tenant to execute and return any such instruments shall constitute a default hereunder.

          22.2 ATTORNMENT. Tenant shall attorn to any third party purchasing or otherwise acquiring the premises at any sale or other proceeding, or pursuant to the exercise of any rights, powers or remedies under any mortgages or deeds of trust or ground leases now or hereafter encumbering all or any part of the premises, as if such third party had been named as Landlord under this Lease. Tenant shall execute a new lease with such new Landlord on the same terms of this Lease if so required by such new Landlord.

          22.3 NON-DISTURBANCE. Landlord shall use due diligence and reasonable best efforts to obtain from any lender holding a security interest in the Project as of the date of this Lease a non-disturbance agreement for the benefit of Tenant on terms reasonably acceptable to Tenant.

    23. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. Tenant shall within fifteen (15) days following request by Landlord: (a) execute and deliver to Landlord any documents, including estoppel certificates, in the form presented to Tenant by Landlord (1) certifying that this Lease has not been modified and is in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (2) stating the date to which the rent and other charges are paid in advance, if at all, (3) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or if there are uncured defaults on the part of Landlord, stating the nature of such uncured defaults, and (4) evidencing the status of this Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage encumbering the premises or a purchaser of the premises from Landlord; and (b) deliver to Landlord the current financial statements of Tenant with an opinion of a certified public accountant, if available at no additional cost to Tenant, including a balance sheet and profit and loss statement for the then current fiscal year, and the two (2) immediately prior fiscal years (if available) at no additional cost to Tenant, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver any such documents, including an estoppel certificate, or any such financial statements within fifteen (15) days following such request shall be an Event of Default under this Lease.

    24. NOTICES. Any notice, approval, request, demand, or consent (collectively "notice") required or desired to be given under this Lease shall be in writing and shall be personally delivered or delivered by commercial courier (with signed receipt) or United States mail, registered or certified, postage prepaid, and addressed to the party to be notified at the last address given by that party to the other party under the provisions of this paragraph. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth above in the preamble to this Lease. Either party may change its address by notice to the other party. Any notice delivered by United States mail pursuant to this paragraph shall be deemed to have been delivered three (3) days after the posted date of mailing.

    25. WAIVER. The waiver by either party of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant or

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

condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.
No term, covenant or condition shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.

    26. NO ACCORD AND SATISFACTION. No payment by Tenant, or receipt by Landlord, of an amount which is less than the full amount of rent and all other sums payable by Tenant hereunder at such time shall be deemed to be other than on account of (a) the earliest of such other sums due and payable, and thereafter (b) to the earliest rent due and payable hereunder. No endorsement or statement on any check or any letter accompanying any payment of rent or such other sums shall be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to receive payment of the balance of such rent and/or the other sums, or Landlord's right to pursue any remedies to which Landlord may be entitled to recover such balance.

    27. ATTORNEY'S FEES. If any action or proceeding at law or in equity, or an arbitration proceeding (collectively an "action"), shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Lease, or for the recovery of possession of the premises, the prevailing party shall be entitled to recover from the other party as a part of such action, or in a separate action brought for that purpose, its reasonable attorney's fees and costs and expenses (including expert witness fees) incurred in connection with the prosecution or defense of such action. "Prevailing party" within the meaning of this paragraph shall include, without limitation, a party who brings an action against the other after the other is in breach or default, if such action is dismissed upon the other's payment of the sums allegedly due or upon the other's performance of the covenants allegedly breached, or if the party commencing such action or proceeding obtains substantially the relief sought by it in such action, whether or not such action proceeds to a final judgment or determination.

    28. SURRENDER. Tenant shall, upon expiration or sooner termination of this Lease, surrender the premises to Landlord in the same condition as existed upon completion of the Tenant Improvements (reasonable wear and tear and damage due to causes beyond the reasonable control of Tenant excepted) with all HVAC equipment in operating order and in good repair. Tenant shall at such time also surrender to Landlord such alterations (as defined in Paragraph 9) as Landlord does not require Tenant to remove (or which Tenant has the right to remove) in accordance with Paragraph 9.6 above. Tenant, on or before the expiration or sooner termination of this Lease, shall remove all of its personal property and trade fixtures from the premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant shall be liable to Landlord for costs of removal of any such abandoned trade fixtures or equipment of Tenant, or of any alterations Tenant fails to remove if so required by Landlord. If the premises are not so surrendered at the expiration or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the premises, including without limitation, any claims made by any succeeding tenant founded on such delay, losses to Landlord due to lost opportunities to lease to succeeding tenants, and reasonable attorneys' fees and costs. All keys to the premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Lease term.

    29. HOLDING OVER. This Lease shall terminate without further notice at the expiration of the Lease term. Any holding over by Tenant after expiration shall not constitute a renewal or extension of the Lease term or give Tenant any rights in or to the premises unless otherwise expressly provided in this Lease. Any holding over after expiration of the Lease term with the express written consent of Landlord shall be construed to be a tenancy from month to month, at one hundred twenty-five percent (125%) of the monthly Base Rent for the last month of the Lease term, and shall otherwise be on the terms and conditions herein specified insofar as applicable, unless otherwise mutually agreed in writing by the parties.

    30. TRANSFER OF PREMISES BY LANDLORD. The term "Landlord" as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the premises. In the event of any transfer of such fee title, the Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided, that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest, shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding upon each Landlord hereunder only during this or its respective period of ownership.

    31.   RULES AND REGULATIONS OF BUILDING.

          31.1 The sash doors, sashes, windows, glass doors, lights, and skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilets and urinals shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant.

          31.2 Landlord acknowledges that Tenant intends to install a new security system for the premises in connection with Tenant's construction of the Tenant Improvements, and that Landlord shall have the right to reasonably approve such new system pursuant to the provisions of Paragraph 34 below. Following the installation of such new security system, no additional lock or locks shall be placed by Tenant on any exterior door in the Building unless written consent of Landlord shall have first been obtained. All keys shall be surrendered to Landlord upon termination of the tenancy.

          31.3 Tenant and its guests and employees shall not bring into or keep within the Building any animal (with the exception of guide dogs for the blind) or motorcycle or other motor vehicle. Such prohibition shall not apply to Tenant's use of loading docks and similar improvements which customarily involve motor vehicles.

          31.4 Any window covering installed by Tenant must be of such uniform shape, color, material and make as may first be approved by Landlord.

          31.5 Except for authorized maintenance personnel, and persons engaged in the construction of the Tenant Improvements, neither Tenant nor its employees or invitees shall go upon the roof.

          31.6 Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or the Project, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

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    32.   GENERAL PROVISIONS.

          32.1 ENTIRE AGREEMENT. This instrument including the Exhibits attached hereto contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties hereto or their respective successors in interest. Any executed copy of this Lease shall be deemed an original for all purposes.

          32.2 TIME. Time is of the essence with respect to the performance of each and every provision of this Lease in which time of performance is a factor. All references to days contained in this Lease shall be deemed to mean calendar days, unless otherwise specifically stated.

          32.3 CAPTIONS. The captions and headings of the numbered paragraphs of this Lease are inserted solely for the convenience of the parties hereto, and are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          32.4 CALIFORNIA LAW. This Lease shall be construed and interpreted in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant, and without regard to which party prepared this Lease.

          32.5 GENDER; SINGULAR AND PLURAL. When required by the context of this Lease, the neuter includes the masculine, the feminine, a partnership, a corporation, or a joint venture, and the singular shall include the plural.

          32.6 PARTIAL INVALIDITY. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall nonetheless continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

          32.7 NO WARRANTIES. Any agreements, warranties or representations not expressly contained herein shall not bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not expressly contained in this Lease.

          32.8 JOINT AND SEVERAL LIABILITY. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

          32.9 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, shall inure to the benefit of and bind the heirs, executors, administrators, assigns, and any other person or entity succeeding lawfully, and pursuant to the provisions of this Lease, to the rights or obligations of the respective parties hereto.

          32.10 RULES AND REGULATIONS. Landlord may from time to time promulgate reasonable rules and regulations in addition to those set forth in Paragraph 31 above for the use, safety, care and cleanliness of the premises, and the preservation of good order thereon. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant shall abide by all such rules and regulations, provided such rules do not unreasonably interfere with Tenant's use of the premises. If there is a conflict between such rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

          32.11 AUTHORITY. The individuals signing this Lease hereby represent and warrant that they have all necessary power and authority to execute and deliver this Lease on behalf of Landlord and Tenant, respectively.

          32.12 MEMORANDUM OF LEASE. Landlord and Tenant agree to record a short form memorandum hereof to give notice of this Lease and the Option Agreement.

          32.13 MERGER. The voluntary or other surrender of this Lease, or a mutual cancellation thereof, shall not work an automatic merger, but shall, at the sole option of Landlord, either terminate all or any existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

          32.14 FORCE MAJEURE. Any prevention of or delay in the performance by a party hereto of its obligations under this Lease caused by inclement weather, labor disputes (including strikes and lockouts), inability to obtain materials or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other causes beyond the reasonable control of the party obligated to perform (except financial inability), shall excuse the performance by such party of its obligations hereunder (except the obligation of Tenant to pay rent and other sums hereunder) for a period of one day for each such day of delay.

          32.15 REAL ESTATE BROKERS. Except for CB Commercial Real Estate Group, Inc., representing Tenant, and Cornish & Carey Commercial, representing Landlord, whose commissions or fees shall be paid by Landlord in accordance with the provisions of separate commission agreements, each party represents to the other that it has not had any dealings with any real estate broker, finder, or other person entitled to any commission, with respect to this Lease, and each party shall indemnify and hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the indemnified party by any broker, finder, or other person entitled to any commission with whom the indemnifying party has or purportedly has dealt.

    33.   OPTION(S) TO EXTEND.

          33.1 OPTIONS. Subject to the remaining provisions of this Paragraph 33, Tenant shall have three (3) option(s) (each an "Option") to extend the term of this Lease, with each Option respecting the time period (each an "Extended Term") set forth below:

         First Option                  Five (5) years
         Second Option            Five (5) years
         Third Option                  Five (5) years


Tenant shall exercise an Option, if at all, by giving Landlord written notice of Tenant's intention to do so at least one hundred eighty (180) days prior to the expiration of the original term hereof or the then current Extended Term, as the case may be. Notwithstanding the foregoing, Tenant shall not have the right to exercise an Option if (a) Tenant has not exercised all prior available Options to extend the term of this Lease set forth above, or
(b) Tenant is in material default under
this Lease at the time of the purported Option exercise. Each Extended Term shall be upon all of the terms and conditions hereof, including, without limitation, the size of the premises in effect at the expiration of the initial term, except that the monthly Base Rent for such Extended Term shall be determined in accordance with Paragraph 33.2. Upon commencement of each Extended Term, all references herein to the "term" or "Term" of this Lease shall be deemed to include such Extended Term.

         33.2 EXTENDED TERM RENT. Within thirty (30) days after Landlord's receipt of Tenant's notice of exercise of an Option, Landlord shall deliver to Tenant a proposal setting forth the monthly Base Rent for the upcoming Extended Term. Landlord's proposal shall be based upon the fair market rental for the premises in the deemed condition described in the next paragraph below. If Tenant within ten (10) business days after receipt of such proposal agrees to such proposal, the amount of monthly Base Rent set forth in such proposal shall be binding on Landlord and Tenant. Should Tenant object in writing to Landlord's proposal within ten (10) business days after receipt thereof, or fail to respond within such period (which failure shall be deemed an objection), then during the ten (10) business day period following Tenant's objection to Landlord's proposal, Landlord and Tenant shall negotiate in good faith for the purpose of reaching an agreement regarding the amount of the monthly Base Rent during the upcoming Extended Term. In the event the parties fail to agree in a written instrument signed by both parties upon the amount of the monthly Base Rent for the upcoming Extended Term within such ten (10) business day period, the monthly Base Rent for the upcoming Extended Term shall be determined by appraisal in the manner hereafter set forth; provided, however, that in no event shall the monthly Base Rent for the upcoming Extended Term be less than the monthly Base Rent payable hereunder for the last full month of the term of this Lease (including any then current Extended Term) immediately preceding commencement of the upcoming Extended Term. For purposes of the preceding sentence, the amount of monthly Base Rent for the last month of the Lease term shall not be reduced to reflect any abatement of rent which may then be in effect.

    In the event it becomes necessary under this Paragraph 33.2 to determine the fair market monthly Base Rent of the premises by appraisal, Landlord and Tenant each shall appoint an experienced real estate appraiser who shall be a member of the American Institute of Real Estate Appraisers ("AIREA"), and such appraisers shall each determine the fair market monthly Base Rent for the premises in accordance with the provisions below. Notwithstanding the actual physical condition of the premises at such time, such appraisers shall be instructed to value the premises as a research and development "shell" space in good condition ready for installation of tenant improvements. Landlord and Tenant agree that such deemed condition shall include a completed weather tight exterior, with all exterior glass and doors installed, and with all typical office building operating systems (e.g., electrical, plumbing and HVAC) installed to central supply locations in the premises, without any distribution improvements for such operating systems. Landlord and Tenant intend that such valuation shall be similar to that for a research and development facility of similar proportions, in the condition described above, located on the San Francisco Peninsula. Landlord and Tenant acknowledge that the purposes of utilizing the deemed condition described above is to exclude from the determination of the fair market monthly Base Rent for the premises the value of specialized tenant improvements installed by Tenant at its cost, but to compensate Landlord for the value of the premises as a completed shell in good condition with the improvements described above. The appraisers shall, within twenty (20) business days after their appointment, complete their appraisals and submit their appraisal reports to Landlord and Tenant. If the fair market monthly Base Rent of the premises established in the two (2) appraisals varies by five percent (5%) or more of the higher rental, said appraisers, within ten
(10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the fair market monthly Base Rent of the premises, taking into account the same factors referred to above, and submit his appraisal report to Landlord and Tenant. The fair market monthly Base Rent determined by the third appraiser for the premises shall be controlling, unless it is less than that set forth in the lower appraisal previously obtained, in which case the rental set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained, in which case the rental set forth in said higher appraisal shall be controlling. If either Landlord or Tenant fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with the foregoing, the appraisal submitted by the appraiser properly appointed and timely submitting his appraisal shall be controlling. If the two appraisers appointed by Landlord and Tenant are unable to agree upon a third appraiser within the required period in accordance with the foregoing, application shall be made within twenty (20) days thereafter by either Landlord or Tenant to the AIREA, which shall appoint a member of said institute willing to serve as appraiser. The cost of all appraisals under this subparagraph shall be borne equally by Landlord and Tenant.

    34.    PERFORMANCE OF LANDLORD'S WORK; CONSTRUCTION OF TENANT IMPROVEMENTS.

         34.1 DEFINITIONS.

              (a) The term "Landlord's Work" shall mean those obligations that Landlord is obligated to perform in the Building in accordance with Paragraph 34.2(f) below. Landlord's Work shall include: (i) demolition of existing interior improvements in the initial Phase I premises, (ii) removal and/or abatement of any Hazardous Materials (including asbestos containing materials) located in the interior of the premises or on the roof thereof, and (iii) removal of all heating and air conditioning equipment on the roof of the premises, excepting that equipment which is designated to remain in that certain report entitled Inhale Belmont Survey prepared by Helwig Mechanical dated
August 27, 1996.

              (b) The term "Tenant Improvements" shall mean those improvements that Tenant is obligated to construct in the Building pursuant to plans and specifications developed therefor in accordance with Paragraph 34.2(a).

              (c)  The term "Tenant Improvement Costs" shall mean all sums
(1) paid to contractors for labor and materials furnished in connection with construction of the Tenant Improvements pursuant to Paragraph 34.2 below; (2) all costs, expenses, payments, fees, and charges whatsoever paid or incurred by Tenant to or at the direction of any city, county, or other governmental authority or agency which are required to be paid by Tenant in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to the construction of the Tenant Improvements and the use and occupancy of the premises, including without limitation all in lieu fees and utility fees;
(3) engineering and architectural fees for services required in connection with the design and construction of the Tenant Improvements; and (4) premiums, if any, for course of construction insurance and for payment and completion bonds relating only to construction of the Tenant Improvements.

              (d) The term "Tenant's Improvement Allowance" shall mean the maximum amount Landlord is required to spend toward the payment of Tenant Improvement Costs, which amount is Five Million Dollars ($5,000,000). The Tenant's Improvement Allowance shall be funded by Landlord from the proceeds of the Tenant Improvement Loan.

              (e) The term "substantially complete" shall mean all improvements required by the Approved Plans (as defined in Paragraph 34.2(a) below) have been installed, subject to any required repair and replacement items set forth on the "punchlist" prepared by Landlord and approved by Tenant pursuant to Paragraph 34.3 below.

              (f) The term "Landlord Owned Improvements" shall mean a portion of the Tenant Improvements with a fair market value of Five Million Dollars ($5,000,000) at the time the Tenant Improvements are substantially complete, which improvements shall be owned by Landlord for the purposes of this Lease, subject to the provisions of Paragraph 34.2(g) below.

         34.2 PROCEDURE AND TIME SCHEDULES..

              (a) APPROVAL OF PLANS. Within one hundred twenty (120) days after execution of this Lease by both parties hereto, Tenant shall prepare and deliver to Landlord for its approval preliminary plans and specifications for the Tenant Improvements. Landlord's approval shall not be unreasonably withheld and Landlord shall grant or withhold such approval within ten (10) days following Landlord's receipt of such preliminary plans and specifications. Landlord's failure to respond with such time period shall be deemed approval of such preliminary plans and specifications. The preliminary plans and specifications shall be accompanied by a reasonably detailed written estimate from Tenant's contractor(s) indicating the estimated cost of construction of the Tenant Improvements based upon best available information. Tenant acknowledges and agrees that Tenant has advised Landlord that the anticipated cost of the Tenant Improvements is approximately Fifteen Million Dollars ($15,000,000), and that construction of Tenant Improvements in the Building of such scope is a material consideration for Landlord's execution of this Lease. Therefore, Tenant agrees it shall be reasonable for Landlord to withhold its consent to such plans and specifications if the scope of the Tenant Improvements is less than that anticipated by the parties at the time of execution of this Lease, provided, however, that Tenant shall have the right to construct the full scope of Tenant Improvements in phases, the timing and scope of which shall be determine by Tenant. The estimated cost of the Tenant Improvements for the purposes of this Paragraph 34.2(a) shall not include the cost of the equipment, fixtures and other personal property which Tenant intends to install in the premises, but shall include those items which comprise the Tenant Improvement Costs as set forth in Paragraph 34.1(c) above. Within sixty (60) days after Landlord's approval, Tenant shall prepare final plans, specifications and working drawings for the Tenant Improvements that are consistent with and are logical evolutions of the preliminary plans and specifications approved by Landlord. As soon as the final plans, specifications and working drawings are completed, Tenant shall deliver the same to Landlord for its approval, which shall not be unreasonably withheld and which shall be granted or withheld by Landlord within ten (10) days of Landlord's receipt of the final plans, specifications and working drawings. Landlord's failure to respond within such time period shall be deemed approval of such final plans, specifications and working drawings. In all events, the parties shall use their best efforts to reach agreement so that such plans may be submitted for governmental approval as soon as reasonably practicable. Landlord and Tenant shall indicate their approval thereof by initialing and dating the same and a copy of the final Tenant Improvement plans shall be attached hereto as a supplement to Exhibit "A" and shall become a part hereof. Tenant shall submit such final plans, specifications and working drawings to all appropriate governmental agencies for approval. Tenant will notify Landlord of any changes required by any governmental agencies, and all such changes shall be deemed acceptable to Landlord unless the exterior, structural portions or operating systems of the Building are substantially affected by such changes, in which event such changes shall be subject to Landlord's reasonable approval, which approval shall be granted or withheld with ten (10) days of Landlord's receipt of such changes. Landlord's failure to respond within such period shall be deemed approval of such changes. The final plans, specifications and working drawings as approved, and all change orders specifically permitted pursuant to Paragraph 34.2(c) below, shall be referred to herein as the "Approved Plans."

              (b) CONTRACTORS. The Tenant Improvements shall be constructed by Tenant and its general contractor. All parties shall use their best efforts to complete the preparation and approval of the Approved Plans so that construction contracts may be executed to insure completion prior to the Rent Commencement Date.

              (c)  CHANGES TO APPROVED PLANS FOR TENANT IMPROVEMENTS.
Following final approval by Landlord and Tenant of the Approved Plans, Tenant shall have the right to modify the Approved Plans subject to the condition that any modification applicable to the exterior, the structural components or the mechanical, electrical, plumbing or utility systems of the Building (to the extent such modifications to systems affect the use or condition of other portions of the Building outside the initial premises) shall be subject to Landlord's prior written approval, such approval not to be unreasonably withheld or conditioned. Landlord shall advise Tenant of its approval or disapproval of such modifications within seven (7) days of receipt thereof. Landlord's failure to respond within such period shall be deemed approval of such modifications.

              (d) COMMENCEMENT AND COMPLETION OF THE TENANT IMPROVEMENTS. As soon as (1) the Approved Plans have been developed as provided above, and (2) all necessary governmental approvals have been obtained, then Tenant shall thereafter commence construction of such improvements and shall diligently prosecute such construction to completion (subject to Tenant's right to complete such improvements in phases as described in Paragraph 34.2 (a) above), using due diligence so that the Tenant Improvements may be substantially completed by the estimated Rent Commencement Date. Such improvements shall be constructed by Tenant substantially in accordance with the Approved Plans, and in compliance with all applicable regulations, ordinances, building codes, and statutes of lawful governmental authority.

              (e) PAYMENT OF COST OF TENANT IMPROVEMENTS. Landlord shall pay a portion of the Tenant Improvement Costs up to an amount equal to Tenant's Improvement Allowance. Tenant shall pay the entire amount of the Tenant Improvement Costs in excess of the Tenant's Improvement Allowance. As indicated above, the Tenant's Improvement Allowance shall be funded by the Tenant Improvement Loan. Landlord shall not be obligated to disburse to Tenant any portion of the proceeds of the Tenant Improvement Loan until Landlord has received and approved reasonably detailed supporting documentation evidencing Tenant's expenditure of Five Million Dollars ($5,000,000) or more toward the payment of the Tenant Improvement Costs. Landlord's approval of such evidence shall not be unreasonably withheld and shall be granted or withheld within ten
(10) days of Landlord's receipt of such documentation. Landlord's failure to respond within such period shall be deemed approval of such documentation. Landlord acknowledges and agrees that, due to Tenant's agreement to pay all costs which arise in connection with the Tenant Improvement Loan, Landlord shall not unreasonably withhold or condition its consent to any disbursement, escrow or similar funding mechanisms requested by Tenant with respect to the Tenant's Improvement Allowance, so long as Landlord is afforded the opportunity to review reasonably detailed documentary evidence confirming that the proceeds of the Tenant Improvement Loan shall be utilized to pay Tenant Improvement Costs and for no other purpose. Landlord and Tenant acknowledge and agree that such disbursement procedures shall be determined by Tenant, subject to Landlord's reasonable approval, based upon, among other factors, the timing of the availability of the Tenant Improvement Loan proceeds and the requirements of the lender under such loan. Without modifying the foregoing, Landlord agrees that, if the proceeds of the Tenant Improvement Loan are available during the period of construction of the Tenant Improvements, Landlord shall, unless otherwise agreed to by the parties in accordance with the above, make progress payments within fifteen (15) business days of receipt of invoices and reasonable supporting documentation from Tenant or Tenant's contractor showing the amount then payable by Landlord with respect to the Tenant Improvements. Notwithstanding any provisions of this Lease to the contrary, Landlord's maximum required contribution toward the payment of Tenant Improvement Costs shall be Five Million Dollars ($5,000,000), and Landlord shall have no obligation to pay any amount over such maximum contribution. Landlord shall use due diligence and reasonable best efforts to obtain the Tenant Improvement Loan in order to fund the Tenant's Improvement Allowance as provided above. If, despite the exercise of such due diligence and reasonable best efforts, Landlord is unable to secure the Tenant Improvement Loan by the date which is one (1) year from the Rent Commencement Date, or if Tenant elects not to proceed with the Tenant Improvement Loan in accordance with the provisions of Paragraph 3.1(b) above, then Tenant shall pay all Tenant Improvement Costs, no Tenant Improvement Base Rent shall be included in the Base Rent pursuant to the provisions of Paragraph 3.1(b) above and the Base Rent credit provisions of Paragraph 3.2(b) above shall apply.

              (f) LANDLORD'S WORK. Landlord shall use due diligence to complete Landlord's Work in accordance with all applicable laws, regulations and ordinances on or before December 1, 1996. Landlord shall perform Landlord's Work at Landlord's sole cost. In the event Landlord has not completed Landlord's Work by January 1, 1997, Tenant shall have the right, upon delivery of written notice to Landlord, to complete the Landlord's Work and to pay all reasonable costs incurred by Tenant in connection with such completion. In the event Tenant exercises its right to complete Landlord's Work in accordance with the preceding sentence, Tenant shall have the right to credit all reasonable costs incurred by Tenant in connection therewith against Base Rent next due and payable under this Lease. Notwithstanding the date for Landlord's performance of Landlord's Work set forth above, Landlord shall not be obligated to remove Hazardous Materials from the Phase II, Phase III or Phase IV spaces until Landlord receives Tenant's written exercise of Tenant's option to expand into each such space.

              (g) OWNERSHIP OF TENANT IMPROVEMENTS. On the conditions that Landlord obtains the Tenant Improvement Loan and pays the Tenant's Improvement Allowance in accordance with the provisions of this Lease, Landlord shall be the owner of that portion of the Tenant Improvements which is the Landlord Owned Improvements. Landlord shall be entitled to depreciate the Landlord Owned Improvements during the period of Landlord's ownership thereof. In the event Tenant desires to prepay the Tenant Improvement Loan as set forth in Paragraph 3.1(b) above, or upon the full repayment of the Tenant Improvement Loan in accordance with its terms, Landlord shall at such time sell the Landlord Owned Improvements to Tenant for an amount equal to the balance of principal and interest then outstanding under the Tenant Improvement Loan, plus all costs and expenses, including prepayment premiums, which Landlord will incur in connection with such prepayment (or in the case of full repayment, the purchase price shall be equal to the final payment made by Tenant under the Tenant Improvement Loan). Following such sale, Tenant shall be the sole owner of the Tenant Improvements during the Term or any Extended Term of this Lease.

         34.3 DELIVERY OF POSSESSION. When the Tenant Improvements are substantially completed, Landlord and Tenant shall together walk through and inspect the premises and Tenant Improvements so completed (which inspection shall include the testing of any utility facilities, lighting, HVAC equipment, and other service equipment affecting the premises) using their best efforts to discover all incomplete or defective construction. After such inspection has been completed, a list of "punchlist" items applicable to the exterior, structural aspects and the mechanical, electrical, plumbing and utility systems of the Building shall be prepared by Landlord which the parties agree are to be corrected by Tenant. Tenant shall use due diligence to complete and/or repair such "punchlist" items within thirty (30) days.
Landlord acknowledges that the purpose of such punchlist is to finalize construction of exterior portions of the Tenant Improvements and other components of the Tenant Improvements which affect the structure of the Building or Landlord's use or the condition of the balance of the Building outside of the initial premises, and that Landlord shall not be in control of, or have the right to direct Tenant with respect to, completion of the Tenant Improvements which are exclusively within or affect only the premises.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above specified. Delivery of this Lease to Landlord, duly executed by Tenant, constitutes an offer by Tenant to lease the premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the premises for the benefit of Tenant. This Lease shall only become effective and binding upon execution of this Lease by Landlord and delivery of a signed copy to Tenant.


                             LANDLORD:

                             TMT Associates, LLC, a California limited liability company

Date: 10/2/96                By: /s/ Kiet Nguyen
      ------------------         -----------------------------
                                  Kiet Nguyen, Member

                             and

Date: 10/2/96                By: /s/ Thomas Peirona
      ------------------         -----------------------------
                                  Thomas Peirona, Member


                             TENANT:

                             Inhale Therapeutic Systems,
                             a California corporation

Date: 10/2/96                By: Robert B. Chess
      ------------------         -----------------------------

                             Its: President
                                  ----------------------------

                                 EXHIBIT C


                        HAZARDOUS MATERIAL REPORTS




1. Phase I Environmental Assessment Report prepared by Phase One, Inc., dated July, 1993.

2. Phase II Site Investigation Results prepared by Geomatrix Consultants, Inc., dated November, 1994.

3. Final Phase II Site Investigation Report prepared by Geomatrix Consultants, Inc., dated November, 1995.




                                    1